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Exhibit 99.4

Assured Guaranty Corp.

Consolidated Financial Statements

(Unaudited)

Index

March 31, 2010

Page(s)
Financial Statements
Consolidated Balance Sheets (unaudited) as of March 31, 2010 and December 31, 2009	2
Consolidated Statements of Operations (unaudited) for the Three Months Ended March 31, 2010 and 2009	3
Consolidated Statements of Comprehensive Income (unaudited) for the Three Months Ended March 31, 2010 and 2009	4
Consolidated Statement of Shareholders' Equity (unaudited) for the Three Months Ended March 31, 2010	5
Consolidated Statements of Cash Flows (unaudited) for the Three Months Ended March 31, 2010 and 2009	6
Notes to Consolidated Financial Statements (unaudited)	7 - 73

Assured Guaranty Corp.

Consolidated Balance Sheets (Unaudited)

(dollars in thousands except per share and share amounts)

	March 31, 2010	December 31, 2009
ASSETS
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value (amortized cost of $2,088,483 and $2,002,706)	$2,139,060	$2,045,211
Short-term investments, at fair value	580,018	802,567

Total investment portfolio	2,719,078	2,847,778
Cash	32,039	2,470
Premiums receivable, net of ceding commissions payable	338,818	351,468
Ceded unearned premium reserve	430,713	435,268
Deferred acquisition costs	45,571	45,162
Reinsurance recoverable on unpaid losses	54,604	50,706
Credit derivative assets	304,243	251,992
Committed capital securities, at fair value	5,408	3,987
Deferred tax asset, net	179,859	241,796
Salvage and subrogation recoverable	192,927	169,917
Financial guaranty variable interest entities' assets	369,871	—
Other assets	153,238	99,266

TOTAL ASSETS	$4,826,369	$4,499,810

LIABILITIES AND SHAREHOLDER'S EQUITY
Unearned premium reserve	$1,439,529	$1,451,576
Loss and loss adjustment expense reserve	201,102	191,211
Note payable to affiliate	300,000	300,000
Credit derivative liabilities	918,255	1,076,726
Reinsurance balances payable, net	154,886	165,892
Financial guaranty variable interest entities' liabilities with recourse	403,688	—
Financial guaranty variable interest entities' liabilities without recourse	14,674	—
Other liabilities	90,584	88,188

TOTAL LIABILITIES	3,522,718	3,273,593

COMMITMENTS AND CONTINGENCIES
Preferred stock ($1,000 liquidation preference, 200,004 shares authorized; none issued and outstanding in 2010 and 2009)	—	—
Common stock ($720.00 par value, 500,000 shares authorized; 20,834 shares issued and outstanding in 2010 and 2009)	15,000	15,000
Additional paid-in capital	1,037,059	1,037,059
Retained earnings	229,749	153,738
Accumulated other comprehensive income (loss), net of deferred tax provision (benefit) of $11,801 and $10,999	21,843	20,420

TOTAL SHAREHOLDER'S EQUITY	1,303,651	1,226,217

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$4,826,369	$4,499,810

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Operations (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009
Revenues
Net earned premiums	$29,490	$67,725
Net investment income	19,559	19,301
Net realized investment gains (losses):
Other-than-temporary impairment ("OTTI") losses	—	(2,509)
Less: portion of OTTI loss recognized in other comprehensive income	—	—
Other net realized investment gains (losses)	2,841	2,747

Net realized investment gains (losses)	2,841	238
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(6,680)	22,969
Net unrealized gains (losses)	209,456	(23,023)

Net change in fair value of credit derivatives	202,776	(54)
Net change in fair value gains (loss) on committed capital securities	1,421	19,666
Financial guaranty variable interest entities' revenues	27,048	—
Other income	(1,535)	652

Total Revenues	281,600	107,528

Expenses
Loss and loss adjustment expenses	34,524	21,382
Amortization of deferred acquisition costs	4,144	(343)
Interest expense	3,750	—
Financial guaranty variable interest entities' expenses	15,534	—
Other operating expenses	28,254	16,591

Total Expenses	86,206	37,630

Income before income taxes	195,394	69,898
Provision (benefit) for income taxes
Current	(16,815)	17,995
Deferred	82,195	2,530

Total provision (benefit) for income taxes	65,380	20,525

Net income	$130,014	$49,373

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statement of Comprehensive Income (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009
Net income	$130,014	$49,373
Unrealized holding gains (losses) arising during the period on:
Investments with no other-than-temporary impairment, net of deferred income tax provision (benefit) of $3,875 and $3,892	7,038	7,225
Investments with other-than-temporary impairment, net of deferred income tax provision (benefit) of $0 and $0	—	—

Unrealized holding gains (losses) during the period, net of tax	7,038	7,225
Less: reclassification adjustment for gains (losses) included in net income (loss), net of deferred income tax provision (benefit) of $994 and $83	1,847	155

Change in net unrealized gains on available-for-sale securities	5,191	7,070
Change in cumulative translation adjustment	(3,768)	(8,333)

Other comprehensive income (loss)	1,423	(1,263)

Comprehensive income	$131,437	$48,110

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Shareholder's Equity (Unaudited)

For the Three Months Ended March 31, 2010

(in thousands)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Shareholder's Equity
Balance, December 31, 2009	$—	$15,000	$1,037,059	$153,738	$20,420	$1,226,217
Cumulative effect of accounting change—consolidation of variable interest entities effective January 1, 2010 (Note 19)	—	—	—	(39,003)	—	(39,003)

Balance at the beginning of the year, adjusted	—	15,000	1,037,059	114,735	20,420	1,187,212
Net income	—	—	—	130,014	—	130,014
Dividends	—	—	—	(15,000)	—	(15,000)
Change in cumulative translation adjustment net of tax of $(2,079)	—	—	—	—	(3,768)	(3,768)
Net unrealized gains on investments, net of tax of $2,881	—	—	—	—	5,191	5,191

Balance, March 31, 2010	$—	$15,000	$1,037,059	$229,749	$21,843	$1,303,651

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009
Operating activities
Net income	$130,014	$49,373
Adjustments to reconcile net income(loss) to net cash flows provided by operating activities:
Non-cash operating expenses	2,523	2,801
Net amortization of premium on fixed maturity securities	2,734	323
Provision (benefit) for deferred income taxes	82,195	2,530
Net realized investment losses (gains)	(2,841)	(238)
Unrealized losses (gains) on credit derivatives	(209,456)	23,023
Fair value loss (gain) on committed capital securities	(1,421)	(19,666)
Change in deferred acquisition costs	(409)	(1,976)
Change in premiums receivable, net of ceding commissions payable	90,190	(80,233)
Change in ceded unearned premium reserve	4,555	(28,002)
Change in unearned premium reserves	(12,047)	126,068
Change in reserves for losses and loss adjustment expenses, net	(105,563)	50,009
Change in current income taxes	(18,442)	32,013
Other changes in credit derivatives assets and liabilities, net	(1,266)	5,382
Change in financial guaranty variable interest entities assets and liabilities, net	(7,484)	—
Other	(30,498)	(31,642)

Net cash flows provided by (used for) operating activities	(77,216)	129,765

Investing activities
Fixed maturity securities:
Purchases	(194,221)	(140,300)
Sales	54,067	135,380
Maturities	38,985	—
(Purchases) sales of short-term investments, net	222,636	(118,669)
Proceeds from financial guaranty variable interest entities assets	5,501	—

Net cash flows provided by (used for) investing activities	126,968	(123,589)

Financing activities
Dividends paid	(15,000)	—
Paydown of financial guaranty variable interest entities liabilities	(5,501)	—

Net cash flows provided by (used for) financing activities	(20,501)	—
Effect of exchange rate changes	318	(74)

Increase (decrease) in cash	29,569	6,102
Cash at beginning of period	2,470	7,823

Cash at end of period	$32,039	$13,925

Supplemental cash flow information
Cash paid (received) during the period for:
Income taxes	$—	$(14,008)
Interest	$—	$—
Claims, net of reinsurance recoverable	$75,656	$43,547

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2010

1. Business and Organization

        Assured Guaranty Corp. ("AGC" or the "Company") is a Maryland domiciled insurance company which commenced operations in January 1988. It is licensed to conduct financial guaranty insurance business in all fifty states of the United States ("U.S."), the District of Columbia and Puerto Rico. The Company's principal product is a guaranty of scheduled principal and interest payments when due on: debt securities issued by governmental entities such as U.S. state or municipal authorities; obligations issued for international infrastructure projects; and asset-backed securities ("ABS") issued by special purpose entities ("SPEs"). AGC's ultimate parent is Assured Guaranty Ltd. ("AGL" and, together with its subsidiaries, "Assured Guaranty"), a Bermuda-based insurance holding company that provides, through its operating subsidiaries, credit protection products to the public finance, infrastructure and structured finance markets in the U.S. as well as internationally. AGC owns 100% of Assured Guaranty (UK) Ltd. ("AGUK"), a company incorporated in the United Kingdom ("U.K.") as a U.K. insurance company and which is also authorized to operate in various countries throughout the European Economic Area.

        On July 1, 2009 (the "Acquisition Date"), Assured Guaranty acquired Financial Security Assurance Holdings Ltd. (renamed Assured Guaranty Municipal Holdings Inc., together with its subsidiaries acquired by Assured Guaranty is referred to as "AGMH") and most of its subsidiaries, including Assured Guaranty Municipal Corp. ("AGM"), from Dexia Holdings Inc. ("Dexia Holdings") (the "AGMH Acquisition"). AGM is a New York domiciled financial guaranty insurance company and the principal operating subsidiary of AGMH. AGMH's financial guaranty insurance subsidiaries participate in the same markets and issue financial guaranty contracts similar to those issued by AGC.

Segments

        The Company's business includes two principal segments: financial guaranty direct and financial guaranty reinsurance. The financial guaranty direct and reinsurance segments include financial guaranties of residential mortgage-backed securities ("RMBS") and commercial mortgage-backed securities ("CMBS"). The segment are reported net of business ceded to external reinsurers. The financial guaranty segments include contracts accounted for as both insurance and credit derivatives. These segments are further discussed in Note 18.

Current Status of Ratings

        Debt obligations guaranteed by AGC and its subsidiary AGUK are generally awarded debt credit ratings that are the same rating as the financial strength rating of AGC or AGUK, as the case may be.

        As of May 20, 2010, AGC and AGUK were rated AAA (negative outlook) by Standard & Poor's Ratings Services ("S&P") and Aa3 (negative outlook) by Moody's Investors Service, Inc. ("Moody's"). All of these ratings are subject to continuous review and there can be no assurance that rating agencies will not take action on AGC's or AGUK's ratings, including downgrading such ratings. Each of the AGC's and AGUK's business and its financial condition have been and will continue to be subject to risk of the global financial and economic conditions that could materially and negatively affect the demand for its products, the amount of losses incurred on transactions it guarantees, and its financial strength ratings.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

2. Summary of Significant Accounting Policies

Basis of Presentation

        The unaudited interim consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and, in the opinion of management, reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the Company's financial condition, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These unaudited interim consolidated financial statements cover the three-month period ended March 31, 2010 ("First Quarter 2010") and the three-month period ended March 31, 2009 ("First Quarter 2009). Operating results for the three-month periods ended March 31, 2010 and 2009 are not necessarily indicative of the results that may be expected for a full year.

        Intercompany accounts and transactions have been eliminated. Certain prior year balances have been reclassified to conform to the current year's presentation.

        These unaudited interim consolidated financial statements should be read in conjunction with the Company's consolidated financial statements included as Exhibit 99.3 in AGL's Form 8-K dated March 22, 2010, filed with the U.S. Securities and Exchange Commission (the "SEC").

        AGC and AGUK are subject to U.S. and U.K. income tax, respectively. The provision for income taxes for interim financial periods is not based on an estimated annual effective rate due to the variability in changes in fair value of its credit derivatives, which prevents the Company from projecting a reliable estimated annual effective tax rate and pre-tax income for the full year of 2010. A discrete calculation of the provision is calculated for each interim period.

        The past couple of years saw volatility and disruption in the global financial markets including depressed home prices and increased foreclosures, falling equity market values, rising unemployment, declining business and consumer confidence and the risk of increased inflation, which have precipitated an economic slowdown. While there have been signs of a recovery as seen by stabilizing unemployment and home prices as well as rising equity markets, there can be no assurance that volatility and disruption will not return to these markets in the near term. These conditions may adversely affect the Company's future profitability, financial position, investment portfolio, cash flow, statutory capital and financial strength ratings. Additionally, future legislative, regulatory or judicial changes in the jurisdictions regulating the Company may adversely affect its ability to pursue its current mix of business, materially impacting its financial results.

3. Recent Accounting Pronouncements

        On January 1, 2010, the Company adopted new accounting guidance as required by the Financial Accounting Standards Board ("FASB") that changed how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. See Note 19.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

3. Recent Accounting Pronouncements (Continued)

        Effective March 31, 2010, the Company adopted new accounting guidance as required by the FASB that clarifies existing disclosure requirements for fair value measurements. This new guidance requires the disclosure of (1) the amounts and nature of transfers in and out of Level 1 and Level 2 measurements; (2) purchase, sale, issuance and settlement activity for Level 3 measurements presented on a gross rather than a net basis; (3) fair value measurements by Level presented on a more disaggregated basis, by asset or liability class; and (4) more detailed disclosures about inputs and valuation techniques for Level 2 and Level 3 measurements for interim and annual reporting periods. The adoption of this disclosure guidance did not have a significant impact on the Company's fair value disclosures for the period ended March 31, 2010. See Note 8.

4. Outstanding Exposure

        The Company's insurance policies typically guarantee the scheduled payments of principal and interest on public finance and structured finance (including credit derivatives in the insured portfolio) obligations. The gross amount of financial guaranties in force (principal and interest) was $256.2 billion at March 31, 2010 and $259.9 billion at December 31, 2009. The net amount of financial guaranties in force was $184.0 billion at March 31, 2010 and $186.6 billion at December 31, 2009.

        The Company seeks to limit its exposure to losses from writing financial guaranties by underwriting obligations that are investment grade ("IG") at inception, diversifying its portfolio and maintaining rigorous collateral requirements on structured finance obligations, as well as through reinsurance.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

4. Outstanding Exposure (Continued)

        The par outstanding of insured obligations in the public finance insured portfolio includes the following amounts by type of issue:

Summary of Public Finance Insured Portfolio

	Gross Par Outstanding		Ceded Par Outstanding		Net Par Outstanding
Types of Issues	March 31, 2010	December 31, 2009	March 31, 2010	December 31, 2009	March 31, 2010	December 31, 2009
	(in millions)
U.S.:
General obligation	$35,968	$35,616	$10,422	$10,316	$25,546	$25,300
Tax backed	16,024	16,409	4,008	4,114	12,016	12,295
Municipal utilities	12,697	12,825	3,267	3,288	9,430	9,537
Transportation	8,954	8,928	2,074	2,030	6,880	6,898
Healthcare	8,200	8,366	2,815	2,873	5,385	5,493
Higher education	4,831	4,846	1,350	1,346	3,481	3,500
Infrastructure finance	1,570	1,735	509	554	1,061	1,181
Investor-owned utilities	765	749	79	61	686	688
Housing	394	468	93	102	301	366
Other public finance—U.S.	2,494	2,583	686	718	1,808	1,865

Total public finance—U.S.	91,897	92,525	25,303	25,402	66,594	67,123
Non-U.S.:
Pooled infrastructure	4,403	4,684	2,038	2,169	2,365	2,515
Regulated utilities	2,437	2,533	1,328	1,375	1,109	1,158
Infrastructure finance	1,870	1,926	528	545	1,342	1,381
Other public finance—non-U.S.	626	636	113	115	513	521

Total public finance—non-U.S.	9,336	9,779	4,007	4,204	5,329	5,575

Total public finance obligations	$101,233	$102,304	$29,310	$29,606	$71,923	$72,698

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

4. Outstanding Exposure (Continued)

        The par outstanding of insured obligations in the structured finance insured portfolio includes the following amounts by type of collateral:

Summary of Structured Finance Insured Portfolio

	Gross Par Outstanding		Ceded Par Outstanding		Net Par Outstanding
Types of Collateral	March 31, 2010	December 31, 2009	March 31, 2010	December 31, 2009	March 31, 2010	December 31, 2009
	(in millions)
U.S.:
Pooled corporate obligations	$30,904	$30,699	$7,873	$7,819	$23,031	$22,880
Residential mortgage-backed and home equity	14,267	14,683	3,377	3,471	10,890	11,212
Commercial mortgage-backed securities	7,050	7,100	1,329	1,333	5,721	5,767
Consumer receivables	2,728	3,662	412	674	2,316	2,988
Structured credit	2,123	2,173	792	793	1,331	1,380
Commercial receivables	1,419	1,359	339	339	1,080	1,020
Insurance securitizations	1,100	1,100	845	845	255	255
Other structured finance—U.S.	663	669	124	125	539	544

Total structured finance—U.S.	60,254	61,445	15,091	15,399	45,163	46,046
Non-U.S.:
Pooled corporate obligations	9,399	9,887	2,489	2,646	6,910	7,241
Residential mortgage-backed and home equity	3,363	3,558	1,073	1,120	2,290	2,438
Commercial receivables	979	1,089	327	355	652	734
Insurance securitizations	923	923	644	645	279	278
Structured credit	832	870	332	345	500	525
Commercial mortgage-backed securities	431	469	102	110	329	359
Other structured finance—non-U.S.	3	220	—	71	3	149

Total structured finance—non-U.S.	15,930	17,016	4,967	5,292	10,963	11,724

Total structured finance obligations	$76,184	$78,461	$20,058	$20,691	$56,126	$57,770

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

4. Outstanding Exposure (Continued)

        The following table sets forth the net financial guaranty par outstanding by rating:

	March 31, 2010		December 31, 2009
Ratings(1)	Net Par Outstanding	% of Net Par Outstanding	Net Par Outstanding	% of Net Par Outstanding
	(dollars in millions)
Super senior	$12,240	9.6%	$15,902	12.2%
AAA	22,227	17.4	20,026	15.3
AA	17,399	13.6	17,918	13.7
A	47,545	37.1	48,129	36.9
BBB	19,846	15.5	20,266	15.5
BIG	8,792	6.8	8,227	6.4

Total exposures	$128,049	100.0%	$130,468	100.0%

(1)
Represents the Company's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where the Company's triple-A-rated exposure has additional credit enhancement due to either (1) the existence of another security rated triple-A that is subordinated to the Company's exposure or (2) the Company's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes the Company's attachment point to be materially above the triple-A attachment point.

        As part of its financial guaranty business, the Company enters into credit derivative transactions. In such transactions, the buyer of protection pays the seller of protection a periodic fee in fixed basis points on a notional amount. In return, the seller makes a contingent payment to the buyer if one or more defined credit events occurs with respect to one or more third party referenced securities or loans. A credit event is a nonpayment event such as a failure to pay or bankruptcy as negotiated by the parties to the credit derivative transaction. The total notional amount of insured credit derivative exposure outstanding which is accounted for at fair value as of March 31, 2010 and December 31, 2009 and included in the Company's financial guaranty exposure in the tables above was $47.3 billion and $48.2 billion, respectively. See Note 7.

5. Significant Risk Management Activities

        Surveillance personnel are responsible for monitoring and reporting on all transactions in the insured portfolio, including exposures in both financial guaranty insurance and credit derivative form. The primary objective of the surveillance process is to monitor trends and changes in transaction credit quality, detect any deterioration in credit quality, and recommend to management such remedial actions as may be necessary or appropriate. All transactions in the insured portfolio are assigned internal credit ratings, and Surveillance personnel are responsible for recommending adjustments to those ratings to reflect changes in transaction credit quality.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

5. Significant Risk Management Activities (Continued)

        Work-out personnel are responsible for managing work-out and loss situations. They develop strategies designed to enhance the ability of the Company to enforce its contractual rights and remedies and to mitigate its losses, engage in negotiation discussions with transaction participants and, when necessary, manage the Company's litigation proceedings.

        The Company segregates its insured portfolio of IG and below investment grade ("BIG") risks into surveillance categories to facilitate the appropriate allocation of resources to monitoring and loss mitigation efforts and to aid in establishing the appropriate cycle for periodic review for each exposure. BIG credits include all credits internally rated lower than BBB-. The Company's internal credit ratings are based on the Company's internal assessment of the likelihood of default. The Company's internal credit ratings are expressed on a ratings scale similar to that used by the rating agencies and are generally reflective of an approach similar to that employed by the rating agencies.

        The Company monitors its IG credits to determine whether any new credits need to be internally downgraded to BIG. Quarterly procedures include qualitative and quantitative analysis of the Company's insured portfolio to identify potential new BIG credits. The Company refreshes its internal credit ratings on individual credits in cycles based on the Company's view of the credit's quality, loss potential, volatility and sector. Ratings on credits in sectors identified as under the most stress or with the most potential volatility are reviewed every quarter. Credits identified through this process as BIG are subjected to further review by Surveillance personnel to determine the various probabilities of a loss. Surveillance personnel present analysis related to potential loss scenarios to the reserve committee.

Below Investment Grade Surveillance Categories

        Within the BIG category, the Company assigns each credit to one of three surveillance categories:

  •
  BIG Category 1: BIG transactions showing sufficient deterioration to make material losses possible, but for which expected losses do not exceed deferred premium revenue. Non-investment grade transactions on which liquidity claims have been paid are in this category. Intense monitoring and intervention is employed, with internal credit ratings reviewed quarterly.

  •
  BIG Category 2: BIG transactions for which expected losses have been established but for which no unreimbursed claims have yet been paid. Intense monitoring and intervention is employed, with internal credit ratings reviewed quarterly.

  •
  BIG Category 3: BIG transactions for which expected losses have been established and on which unreimbursed claims have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains. Intense monitoring and intervention is employed, with internal credit ratings reviewed quarterly.

        The tables below present the U.S. RMBS portfolio and ratings within the BIG category.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

5. Significant Risk Management Activities (Continued)

Financial Guaranty Insurance BIG Exposure on U.S. RMBS Policies

	March 31, 2010
		BIG Net Par Outstanding
	Total Net Par Outstanding
		BIG 1	BIG 2	BIG 3	Total
	(in millions)
First Lien RMBS:
Prime First Lien	$166	$37	$25	$—	$62
Alt-A First lien	676	23	221	96	340
Alt-A Options ARM	293	—	292	—	292
Subprime	531	2	314	—	316
Second Lien RMBS:
Closed end second lien ("CES")	259	100	38	85	223
Home equity lines of credit ("HELOC")	607	—	—	582	582

Total	$2,532	$162	$890	$763	$1,815

Financial Guaranty Insurance BIG Exposure on U.S. RMBS Policies

	December 31, 2009
		BIG Net Par Outstanding
	Total Net Par Outstanding
		BIG 1	BIG 2	BIG 3	Total
	(in millions)
First Lien RMBS:
Prime First Lien	$176	$—	$25	$—	$25
Alt-A First lien	685	42	194	96	332
Alt-A Options ARM	299	113	185	—	298
Subprime	552	—	332	—	332
Second Lien RMBS:
CES	273	102	39	95	236
HELOC	645	—	—	621	621

Total	$2,630	$257	$775	$812	$1,844

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts

        The following tables provide information for contracts accounted for as financial guaranty insurance contracts:

Expected Collections of Gross Premiums Receivable, Net of Ceding Commissions(1)

(in thousands)
2010 (April 1 - June 30)	$22,392
2010 (July 1 - September 30)	11,136
2010 (October 1 - December 31)	11,323
2011	40,596
2012	34,470
2013	31,393
2014	26,845
2015 - 2019	104,564
2020 - 2024	67,574
2025 - 2029	41,942
After 2029	42,838

Total expected collections	$435,073

(1)
Represents nominal amounts expected to be collected.

        The following table provides a reconciliation of the beginning and ending balances of gross premium receivable net of ceding commission payable:

Gross Premium Receivable, Net of Ceding Commissions Roll Forward(1)

(in thousands)
Premium receivable, net at December 31, 2009	$351,468
Premiums written, net	29,679
Premium payments received, net	(35,757)
Adjustments to the premium receivable:
Changes in the expected term of financial guaranty insurance contracts	(3,390)
Accretion of the premium receivable discount	2,500
Foreign exchange rate changes	(5,896)

Premium receivable, net at March 31, 2010	$338,604

(1)
Excludes other segment.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

Selected Information for Policies Paid in Installments

March 31, 2010
(dollars in thousands)
Premiums receivable, net of ceding commission payable	$338,604
Unearned premium reserve	335,817
Weighted-average risk-free rate to discount premiums	3.2%
Weighted-average period of premiums receivable (in years)	8.7

        The following table presents the components of net premiums earned.

Net Earned Premiums

	Three Months Ended March 31,
	2010	2009
	(in thousands)
Scheduled net earned premiums	$25,657	$23,704
Acceleration of premium earnings(1)	2,132	42,577
Accretion of discount on premium receivable	1,653	1,444

Total net earned premium	$29,442	$67,725

(1)
Reflects the unscheduled pre-payment or refundings of underlying insured obligations.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

        The following table provides a schedule of how the Company's financial guaranty net unearned premiums and expected losses expense are expected to run off in the consolidated statements of operations:

Expected Financial Guaranty Net Present Value Earned Premium and
Present Value Net Loss to be Expensed

	As of March 31, 2010
	Expected PV Net Earned Premium	Expected PV Net Loss to be Expensed(1)	Net
	(in thousands)
2010 (April 1 - June 30)	$19,606	$586	$19,020
2010 (July 1 - September 30)	21,002	532	20,470
2010 (October 1 - December 31)	18,533	482	18,051
2011	77,636	1,767	75,869
2012	69,978	1,533	68,445
2013	65,452	1,338	64,114
2014	61,147	1,101	60,046
2015 - 2019	251,596	4,069	247,527
2020 - 2024	178,590	1,908	176,682
2025 - 2029	119,193	1,215	117,978
After 2029	126,034	1,389	124,645

Total	$1,008,767	$15,920	$992,847

(1)
Represents the amount of expected loss in unearned premium reserve.

        The following table presents a rollforward of the net expected loss and LAE since December 31, 2009 by sector.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

Financial Guaranty Insurance Net Expected Loss and Loss Adjustment
Expense Rollforward By Sector(1)

	Expected Loss to be Paid as of December 31, 2009	Loss Development	Less: Paid Losses	Expected Loss to be Paid as of March 31, 2010
	(in thousands)
First Lien:
Prime First lien	$—	$198	$—	$198
Alt-A First lien	20,614	861	(859)	22,334
Alt-A Options ARM	17,399	10,306	—	27,705
Subprime	16,914	7,085	216	23,783

Total First Lien	54,927	18,450	(643)	74,020
Second Lien:
CES	17,390	3,589	8,570	12,409
HELOC	(107,493)	4,531	20,903	(123,865)

Total Second Lien	(90,103)	8,120	29,473	(111,456)

Total U.S. RMBS	(35,176)	26,570	28,830	(37,436)
Other structured finance	19,676	(1,513)	249	17,914
Public Finance	55,798	5,070	19,181	41,687

Total	$40,298	$30,127	$48,260	$22,165

(1)
Net of present value of future expected recoveries. Excludes LAE reserves.

        Expected loss to be paid in the table above represents the present value of losses to be paid net of expected salvage and subrogation and reinsurance cessions. The amount of "expected loss to be paid" differs from "expected PV net loss to be expensed" due primarily to amounts of expected loss included in unearned premium.

        Gross and ceded unearned premium reserve represents the stand ready obligation under GAAP.

        Loss reserves are recorded at the time, and for the amount of, expected losses in excess of unearned premium reserve on a contract by contract basis. Loss expense is recognized in the consolidated statements of operations only when present value of future expected losses exceeds unearned premium reserve.

        The Company's estimate of ultimate losses on a policy is subject to significant uncertainty over the life of the insured transaction due to the potential for significant variability in credit performance due to changing economic, fiscal and financial market variability over the long duration of most contracts. The determination of expected loss is an inherently subjective process involving numerous estimates, assumptions and judgments by management. The Company's estimates of expected losses on RMBS transactions takes into account expected recoveries from sellers and originators, of the underlying residential mortgages due to breaches in the originator's representations and warranties regarding the loans transferred to the RMBS transaction.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

        The following table provides information on financial guaranty insurance and reinsurance contracts categorized as BIG as of March 31, 2010 and December 31, 2009:

Financial Guaranty BIG Transaction Loss Summary
March 31, 2010

	BIG Categories
	BIG 1	BIG 2	BIG 3	Total
	(dollars in millions)
Number of risks	28	98	12	138
Remaining weighted-average contract period (in years)	11.9	5.4	12.9	10.2
Insured contractual payments outstanding:
Principal	1,064	1,308	2,347	4,719
Interest	465	287	567	1,319

Total	$1,529	$1,595	$2,914	$6,038

Gross expected cash outflows for loss and LAE	0.5	246.1	638.3	884.9
Less:
Gross potential recoveries(1)	1.4	59.1	593.0	653.5
Discount, net	—	87.6	120.6	208.2

Present value of expected cash flows for loss and LAE	(0.9)	99.4	(75.3)	23.2

Deferred premium revenue	$17.2	$6.8	$26.3	$50.3

Gross reserves (salvage) for loss and LAE reported in the balance sheet	(0.9)	92.8	(85.9)	6.0

Reinsurance recoverable (payable)	$—	$14.0	$(20.0)	$(6.0)

(1)
Includes estimated future recoveries for breaches of representations and warranties.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

Financial Guaranty BIG Transaction Loss Summary
December 31, 2009

	BIG Categories
	BIG 1	BIG 2	BIG 3	Total
	(dollars in millions)
Number of risks	31	88	10	129
Remaining weighted-average contract period (in years)	11.1	4.5	12.9	9.5
Insured contractual payments outstanding:
Principal	$639	$1,070	$1,328	$3,037
Interest	259	188	389	836

Total	$898	$1,258	$1,717	$3,873

Gross expected cash outflows for loss and LAE	$—	$177.3	$700.3	$877.6
Less:
Gross potential recoveries(1)	0.1	33.5	592.9	626.5
Discount, net	—	68.3	136.2	204.5

Present value of expected cash flows for loss and LAE	$(0.1)	$75.5	$(28.8)	$46.6

Deferred premium revenue	$2.6	$5.1	$26.7	$34.4
Gross reserves (salvage) for loss and LAE reported in the balance sheet	$(0.3)	$69.7	$(50.3)	$19.1
Reinsurance recoverable (payable)	$—	$10.6	$(10.7)	$(0.1)

(1)
Includes estimated future recoveries for breaches of representations and warranties.

        The Company used weighted-average risk free rate ranging from 0% to 5.32% and 0.07% to 5.21% to discount expected losses as of March 31, 2010 and December 31, 2009, respectively.

        The following table provides information on loss and loss adjustment expense reserves net of reinsurance on the consolidated balance sheets.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

Loss and Loss Adjustment Expense Reserves, Net of Reinsurance

	As of March 31, 2010	As of December 31, 2009
	(in thousands)
First Lien:
Prime First lien	$143	$—
Alt-A First lien	21,322	19,781
Alt-A Options ARM	26,746	16,560
Subprime	23,003	16,162

Total First Lien	71,214	52,503
Second Lien:
CES	12,047	16,706
HELOC	3,926	5,415

Total Second Lien	15,973	22,121

Total U.S. RMBS	87,187	74,624
Other structured finance	16,371	15,745
Public Finance	42,940	50,136

Total financial guaranty	146,498	140,505
Other	—	—

Total	$146,498	$140,505

        The following table provides information on financial guaranty insurance and reinsurance contracts recorded as an asset on the consolidated balance sheets.

Summary of Recoverables Recorded as Salvage and Subrogation

	As of March 31, 2010	As of December 31, 2009
	(in thousands)
Second Lien:
CES	$226	$91
HELOC	185,075	168,359

Total Second Lien	185,301	168,450

Total U.S. RMBS	185,301	168,450
Other structured finance	993	993
Public Finance	6,633	474

Total	192,927	169,917
Less: Ceded salvage and subrogation(1)	58,467	55,384

Net recoverable	$134,460	$114,533

(1)
Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

Loss and Loss Adjustment Expenses (Recoveries)
By Type

	Three Months Ended March 31,
	2010	2009
	(in thousands)
Financial Guaranty:
First Lien:
Prime First lien	$31	$—
Alt-A First lien	793	1,486
Alt-A Options ARM	10,186	676
Subprime	7,057	797

Total First Lien	18,067	2,959
Second Lien:
CES	3,796	7,442
HELOC	5,762	2,540

Total Second Lien	9,558	9,982

Total U.S. RMBS	27,625	12,941
Other structured finance	1,072	(32)
Public Finance	5,827	8,473

Total Financial Guaranty	34,524	21,382
Other	—	—

Total loss and LAE	$34,524	$21,382

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

Net Losses Paid on Financial Guaranty Insurance Contracts

	Three Months Ended March 31,
	2010	2009
	(in thousands)
Financial Guaranty:
First Lien:
Prime First lien	$—	$—
Alt-A First lien	(859)	—
Alt-A Options ARM	—	—
Subprime	216	284

Total First Lien	(643)	284
Second Lien:
CES	8,570	8,722
HELOC	20,903	28,104

Total Second Lien	29,473	36,826

Total U.S. RMBS	28,830	37,110
Other structured finance	249	(570)
Public Finance	19,181	7,007

Total	$48,260	$43,547

        In accordance with the Company's standard practices the Company evaluated the most current available information as part of its loss reserving process, including trends in delinquencies and charge-offs on the underlying loans and its experience in requiring providers of representations and warranties to purchase ineligible loans out of these transactions.

U.S. Second Lien RMBS: HELOCs and CES

        The Company insures two types of second lien RMBS, those secured by HELOCs and those secured by CES mortgages. HELOCs are revolving lines of credit generally secured by a second lien on a one to four family home. A mortgage for a fixed amount secured by a second lien on a one-to-four family home is generally referred to as a CES. The Company has material exposure to second lien mortgage loans originated and serviced by a number of parties, but the Company's most significant second lien exposure is to HELOCs originated and serviced by Countrywide.

        The performance of the Company's HELOC and CES exposures deteriorated beginning 2007 and through First Quarter 2010 and transactions, particularly those originated in the period from 2005 through 2007, continue to perform below the Company's original underwriting expectations.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

        The following table shows the Company's key assumptions used in its calculation of estimated expected losses for these types of policies as of March 31, 2010 and December 31, 2009:

Key Assumptions in Base Case Expected Loss Estimates
Second Lien RMBS

HELOC Key Variables	March 31, 2010	December 31, 2009
Plateau Conditional Default Rate ("CDR")	14.0 - 23.8%	14.8 - 32.3%
Final CDR trended down to	0.5 - 2.2%	0.5 - 2.2%
Expected Period until Final CDR(1)	21 months	21 months
Initial Conditional Prepayment Rate ("CPR")	0.4 - 3.7%	4.8 - 14.9%
Final CPR	10.0%	10.0%
Loss Severity	95%	95%
Future Repurchase of Ineligible Loans	$189.2 million	$193.4 million
Initial Draw Rate	0.4 - 0.5%	0.4 - 0.7%

CES Key Variables	March 31, 2010	December 31, 2009
Plateau CDR	31.5 - 36.4%	34.0 - 36.0%
Final CDR Rate trended down to	2.9 - 8.1%	3.5 - 8.1%
Expected Period until Final CDR achieved	21 months	21 months
Initial CPR	0.8 - 3.3%	0.8 - 2.4%
Final CPR	10.0%	10.0%
Loss Severity	95%	95%
Future Repurchase of Ineligible Loans	$63.1 million	$64.2 million

(1)
Represents assumptions for most heavily weighted scenario.

        The primary driver of the adverse development the Company has experienced related to its HELOC and CES sector is significantly higher total pool delinquencies than had been experienced historically. In order to project future defaults in each pool, a CDR is applied each reporting period to various delinquency categories to calculate the projected losses to the pool. First, current representative liquidation rates (the percent of loans in a given delinquency status that are assumed to ultimately default ) are used to estimate losses in the first five months from loans that are currently delinquent and then the CDR of the fifth month is held constant for a period of time. Taken together, the first five months of losses plus the period of time for which the CDR is held constant represent the stress period. Once the stress period has elapsed, the CDR is assumed to gradually trend down to its final CDR. In the base case as of March 31, 2010, the total time between the current period's CDR and the long-term assumed CDR used to project losses was 21 months. At the end of this period, the long-term steady CDRs modeled were between 0.4% and 2.2% for HELOC transactions and between 2.9% and 8.1% for CES transactions. The Company continued to assume an extended stress period based on transaction performance and the continued weakened overall economic environment.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

        The assumption for the CPR, which represents voluntary prepayments, follows a similar pattern to that of the CDR. The current CPR is assumed to continue for the stress period before gradually increasing to the final CPR, which is assumed to be 10% for both HELOC and CES transactions. This level is much higher than current rates but lower than the historical average, which reflects the Company's continued uncertainty about performance of the borrowers in these transactions. For HELOC transactions, the draw rate is assumed to decline from the current level to the final draw rate over a period of three months. The final draw rates were assumed to be between 0.1% and 1.0%.

        Performance of the collateral underlying certain securitizations has substantially differed from the Company's original expectations. Employing several loan file diligence firms and law firms as well as internal resources, as of March 31, 2010 the Company had performed a detailed review of approximately 6,900 files, representing nearly $546.0 million in outstanding par of defaulted second lien loans underlying insured transactions, and identified a material number of defaulted loans that breach representations and warranties regarding the characteristics of the loans. The Company continues to review new files as new loans default and as new loan files are made available to it. Following negotiation with the sellers and originators of the breaching loans, as of March 31, 2010 the Company and its affiliates had reached agreement to have $55.5 million of the second lien loans repurchased. The Company has included in its loss estimates for second liens as of March 31, 2010 an estimated benefit from repurchases of $252.3 million. The amount the Company ultimately recovers related to contractual representations and warranties is uncertain and subject to a number of factors including the counterparty's ability to pay, the number and amount of loans determined to have breached representations and warranties and, potentially, negotiated settlements or litigation. As such, the Company's estimate of recoveries is uncertain and actual amounts realized may differ significantly from these estimates. In arriving at the expected recovery from breaches of representations and warranties the Company considered: the credit worthiness of the provider of representations and warranties, the number of breaches found on defaulted loans, the success rate resolving these breaches with the provider of the representations and warranties and the potential amount of time until the recovery is realized. This calculation involved a variety of scenarios which ranged from the Company recovering substantially all of the losses it incurred due to violations of representations and warranties to the Company realizing very limited recoveries. These scenarios were probability weighted in order to determine the recovery incorporated into the Company's reserve estimate. This approach was used for both loans that had already defaulted and those assumed to default in the future. In all cases recoveries were limited to amounts paid or expected to be paid out by the Company.

        The ultimate performance of the Company's HELOC and CES transactions will depend on many factors, such as the level and timing of loan defaults, interest proceeds generated by the securitized loans, prepayment speeds and changes in home prices, as well as the levels of credit support built into each transaction. The ability and willingness of providers of representations and warranties to repurchase ineligible loans from the transactions will also have a material effect on the Company's ultimate loss on these transactions. Finally, other factors also may have a material impact upon the ultimate performance of each transaction, including the ability of the seller and servicer to fulfill all of their contractual obligations including any obligation to fund future draws on lines of credit. The variables affecting transaction performance are interrelated, difficult to predict and subject to considerable volatility. If actual results differ materially from any of the Company's assumptions, the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

losses incurred could be materially different from the estimate. The Company continues to update its evaluation of these exposures as new information becomes available.

        The Company modeled and probability weighted three potential time periods over which an elevated CDR may potentially occur, one of which assumed a three month shorter period of elevated CDR and another of which assumed a three month longer period of elevated CDR than the most heavily weighted scenario described in the table above. Given that draw rates have been reduced to levels below the historical average and that loss severities in these products have been higher than anticipated at inception, the Company believes that the level of the elevated CDR and the length of time it will persist is the primary driver behind the likely amount of losses the collateral will suffer (before considering the effects of repurchases of ineligible loans). The Company continues to evaluate all of the assumptions affecting its modeling results.

        The primary drivers of the Company's approach to modeling potential loss outcomes for transactions backed by second lien collateral are to assume a stressed CDR for a selected period of time and a constant 95% severity rate for the duration of the transaction. Sensitivities around the results of these transactions were modeled by varying the length of the stressed CDR, which corresponds to how long the Company assumes the second lien sector remains stressed before a recovery begins and it returns to the long term equilibrium that was modeled when the deal was underwritten. For HELOC and CES, extending the expected period until the CDR begins returning to its long term equilibrium by three months would result in an increase to expected loss of approximately $16.6 million for HELOC transactions and $4.6 million for CES transactions. Conversely shortening the time until the CDR begins to return to its long term equilibrium by three months decreases expected loss by approximately $15.5 million for HELOC transactions and $4.2 million for CES transactions.

U.S. First Lien RMBS: Subprime, Alt-A, Option ARM and Prime

        First lien RMBS are generally categorized in accordance with the characteristics of the first lien mortgage loans on one to four family homes supporting the transactions. The collateral supporting "Subprime RMBS" transactions is comprised of first-lien residential mortgage loans made to subprime borrowers. A "subprime borrower" is one considered to be a higher risk credit based on credit scores or other risk characteristics. Another type of RMBS transaction is generally referred to as "Alt-A RMBS." The collateral supporting such transactions is comprised of first-lien residential mortgage loans made to "prime" quality borrowers that lack certain ancillary characteristics that would make them prime. When more than 66% of the loans originally included in the pool are mortgage loans with an option to make a minimum payment that has the potential to negatively amortize the loan (i.e., increase the amount of principal owed), the transaction is referred to as an "Option ARM." Finally, transactions may include loans made to prime borrowers.

        The performance of the Company's first lien RMBS exposures deteriorated beginning 2007 through First Quarter 2010 and transactions, particularly those originated in the period from 2005 through 2007, continue to perform below the Company's original underwriting expectations. The majority of the projected losses in the first lien RMBS transactions are expected to come from mortgage loans that are currently delinquent, so an increase in delinquent loans beyond those expected last quarter is one of the primary drivers of loss development in this portfolio. Similar to many market

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

participants, the Company applies a liquidation rate assumption to loans in various delinquency categories to determine what proportion of loans in those categories will eventually default.

        The problems affecting the subprime mortgage market have been widely reported, with rising delinquencies, defaults and foreclosures negatively impacting the performance of Subprime RMBS transactions. Those concerns relate primarily to Subprime RMBS issued in the period from 2005 through 2007. As of March 31, 2010, the Company had insured $531.2 million in net par of Subprime RMBS transactions, of which $487.7 million was in the financial guaranty direct segment. These transactions benefit from various structural protections, including credit enhancement that in the direct portfolio, for the vintages 2005 through 2008, currently averages approximately 38.4% of the remaining insured balance.

        The factors affecting the subprime mortgage market are now affecting Alt-A RMBS transactions, with rising delinquencies, defaults and foreclosures negatively impacting their performance. Those concerns relate primarily to Alt-A RMBS issued in the period from 2005 through 2007. As of March 31, 2010, the Company had insured $676.3 million in net par of Alt-A RMBS transactions, almost all of which was in the financial guaranty direct segment. These transactions benefit from various structural protections, including credit enhancement that in the direct portfolio, for the vintages 2005 through 2007, currently averages approximately 5.7% of the remaining insured balance.

        As has been reported, the problems affecting the subprime mortgage market are also affecting Option ARM RMBS transactions, with rising delinquencies, defaults and foreclosures negatively impacting their performance. Those concerns relate primarily to Option ARM RMBS issued in the period from 2005 through 2007. As of March 31, 2010, the Company had insured $293.1 million in net par of Option ARM RMBS transactions, almost all of which was in the financial guaranty direct segment. These transactions benefit from various structural protections, including credit enhancement that in the direct portfolio for the vintages 2005 through 2007 currently averages approximately 10.6% of the remaining insured balance.

        The Company also insures one direct prime RMBS transaction rated BIG with a net outstanding par at March 31, 2010 of $24.7 million, which it models as an Alt-A transaction and on which it had gross expected loss, prior to reinsurance or netting of unearned premium, of $0.2 million, and net reserves of $0.1 million.

        The following table shows the Company's liquidation assumptions for various delinquency categories as of March 31, 2010 and December 31, 2009. The liquidation rate is a standard industry

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

measure that is used to estimate the number of loans in a given aging category that will default within a specified time period. The Company projects these liquidations over two years:

	March 31, 2010	December 31, 2009
30 - 59 Days Delinquent
Alt-A First Lien	50%	50%
Alt-A Option ARM	50	50
Subprime	45	45
60 - 89 Days Delinquent
Alt-A First Lien	65	65
Alt-A Option ARM	65	65
Subprime	65	65
90 days—Bankruptcy
Alt-A First Lien	75	75
Alt-A Option ARM	75	75
Subprime	70	70
Foreclosure
Alt-A First Lien	85	85
Alt-A Option ARM	85	85
Subprime	85	85
Real estate owned
Alt-A First Lien	100	100
Alt-A Option ARM	100	100
Subprime	100	100

First Lien U.S. RMBS Future Repurchase of Ineligible Loans

	As of March 31, 2010	As of December 31, 2009
	(in millions)
Future Repurchase of Ineligible Loans	$25.3	$25.1

        Another important driver of loss projections in this area is loss severities, i.e. the amount of loss the transaction incurs on a loan after the application of net proceeds from the disposal of the underlying property. Loss severities experienced in first lien transactions have reached historical highs, and the Company has been revising its assumptions to match experience. The Company is assuming that loss severities begin returning to more normal levels beginning in March 2011, reducing over two or four years to either 40% or 20 points (i.e. from 60% to 40%) below their initial levels, depending on the scenario.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

        The Company increased its initial loss severity assumption this quarter for subprime transactions based on actual loss severity experience in transactions it insures. The following table shows the Company's initial loss severity assumptions as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Alt-A First Lien	60%	60%
Alt-A Option ARM	60%	60%
Subprime	75%	70%

        The primary driver of the loss development related to first lien exposure, as is the case with the Company's second lien transactions, is the continued increase in delinquent mortgages. The Company predicts losses and delinquent loans using liquidation rates, while losses from current loans are determined by applying a CDR trend. For delinquent loans, a liquidation rate is applied to loans in various stages of delinquency to determine the portion of loans in each delinquency category that will eventually default. Then, for each transaction, management calculates the constant CDR that, over the next 24 months, would be sufficient to produce the amount of losses that were calculated to emerge from the various delinquency categories. That CDR plateau is extended another three months, for a total of 27 months, in some scenarios. Each transaction's CDR is calculated to improve over 12 months to an intermediate CDR based upon its CDR plateau, then trail off to its final CDR. The intermediate CDRs modeled were between 0.4% and 3.3% for Alt-A first lien transactions, between 2.6% to 4.1% for Option ARM transactions and between 1.4% and 2.2% for Subprime transactions. The defaults resulting from the CDR after the 24 months represent the defaults that can be attributed to borrowers that are currently performing.

        The assumption for the CPR follows a similar pattern to that of the CDR. The current level of voluntary prepayments is assumed to continue for the stress period before gradually increasing over 12 months to the final CPR, which is assumed to be either 10% or 15% depending on the scenario run. In the First Quarter of 2010, the Company modeled and probability weighted four different scenarios with differing CDR curve shapes, loss severity development assumptions and voluntary prepayment assumptions.

        The performance of the collateral underlying certain of these securitizations has substantially differed from the Company's original expectations. As with the second lien policies, as of March 31, 2010 the Company had performed a detailed review of approximately 600 files representing nearly $315.8 million in outstanding par of defaulted first lien loans underlying insured transactions, and identified a material number of defaulted loans that breach representations and warranties regarding the characteristics of the loans. The Company continues to review new files as new loans default and as new loan files are made available to it. The amount the Company ultimately recovers related to contractual representations and warranties is uncertain and subject to a number of factors including the counterparty's ability to pay, the number and amount of loans determined to have breached representations and warranties and, potentially, negotiated settlements or litigation. As such, the Company's estimate of recoveries is uncertain and actual amounts realized may differ significantly from these estimates. In arriving at the expected recovery from breaches of representations and warranties the Company considered the credit worthiness of the provider of representations and warranties, the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

number of breaches found on defaulted loans, the success rate resolving these breaches with the provider of the representations and warranties and the potential amount of time until the recovery is realized. This calculation involved a variety of scenarios which ranged from the Company recovering substantially all of the losses it incurred due to violations of representations and warranties to the Company realizing very limited recoveries. These scenarios were probability weighted in order to determine the recovery incorporated into the Company's reserve estimate. This approach was used for both loans that had already defaulted and those assumed to default in the future. In all cases recoveries were limited to amounts paid or expected to be paid out by the Company.

        The ultimate performance of the Company's First Lien RMBS transactions remains highly uncertain and may be subject to considerable volatility due to the influence of many factors, including the level and timing of loan defaults, changes in housing prices and other variables. The Company will continue to monitor the performance of its RMBS exposures and will adjust the risk ratings of those transactions based on actual performance and management's estimates of future performance.

        The Company modeled sensitivities for first lien transactions by varying its assumptions of how fast an economic recovery was expected to occur. The primary variables that were varied when modeling sensitivities were the amount of time until the CDR returned to its modeled equilibrium, which was defined as 5% of the current CDR, and how quickly the stressed loss severity returned to its long term equilibrium, which was approximately a 20 point reduction in the current severity rate. In a stressed economic environment assuming a slow recovery rate in the performance of the CDR, where the CDR rate steps down in five increments over 11.3 years, and a five year period before severity rates return to their normalized rate, the reserves increase by $4.0 million for Alt-A transactions, $12.8 million for Option ARM transactions and $4.4 million for subprime transactions. Conversely, assuming a recovery in the performance of the CDR, whereby the CDR rates step down in two increments over 8.1 years, and a three year period before loss severity rates have returned to their normalized rates results in a reserve decrease of approximately $4.0 million for Alt-A transactions, $15.8 million for Option ARM transactions and $7.3 million for subprime transactions.

"XXX" Life Insurance Transactions

        AGC and AGUK have insured $428.2 million of net par in "XXX" life insurance reserve securitization transactions based on discrete blocks of individual life insurance business. In these transactions the monies raised by the sale of the bonds insured by AGC and AGUK are used to capitalize a special purpose vehicle that provides reinsurance to a life insurer or reinsurer. The monies are invested at inception in accounts managed by third-party investment managers. In order for AGC and AGUK to incur an ultimate net loss on these transactions, adverse experience on the underlying block of life insurance policies and/or credit losses in the investment portfolio would need to exceed the level of credit enhancement built into the transaction structures.

        AGC's and AGUK's $428.2 million in net par of XXX Life Insurance transactions is entirely in the financial guaranty direct segment. Of the total, $248.2 million was rated BIG by the Company as of March 31, 2010, and corresponded to two transactions, classified as BIG 2 and BIG 3. These two XXX transactions had material amounts of their assets invested in U.S. RMBS transactions.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

6. Financial Guaranty Contracts Accounted for as Insurance Contracts (Continued)

        Based on its analysis of the information currently available, including estimates of future investment performance provided by the current investment manager, projected credit impairments on the invested assets and performance of the blocks of life insurance business at March 31, 2010, AGUK's gross expected loss, prior to reinsurance or netting of unearned premium, for its two BIG XXX insurance transactions was $56.2 million and its net reserve was $12.2 million.

        On December 19, 2008, AGUK sued J.P. Morgan Investment Management Inc. ("JPMIM"), the investment manager in one of the transactions, which relates to Orkney Re II p.l.c. ("Orkney Re II") in New York Supreme Court ("Court") alleging that JPMIM engaged in breaches of fiduciary duty, gross negligence and breaches of contract based upon its handling of the investments of Orkney Re II. On January 28, 2010 the Court ruled against AGUK on a motion to dismiss filed by JPMIM. AGUK has filed an appeal.

Public Finance Transactions

        Public finance net par outstanding represents 56% of total net par outstanding. Within the public finance category, $950 million was rated BIG. The largest BIG exposure is to a public finance transaction for sewer service in Jefferson County, Alabama. The Company's total exposure to this transaction is approximately $261 million of net par, of which $0 million is in the financial guaranty direct segment. The Company has made debt service payments during the year and expects to make additional payments in the near term. The Company is continuing its risk remediation efforts for this exposure.

Other Sectors and Transactions

        The Company continues to closely monitor other sectors and individual transactions it feels warrant the additional attention, including, as of March 31, 2010, its commercial mortgage exposure of $234.6 million of net par, of which $219.1 million was in the financial guaranty direct segment; its trust preferred securities ("TruPS") collateralized debt obligations ("CDOs") exposure of $494.1 million, most of which was in the financial guaranty direct segment; and its U.S. health care exposure of $5.4 billion of net par, of which $4.5 billion was in the financial guaranty direct segment.

7. Credit Derivatives

        Certain financial guaranty contracts written in credit derivative form, principally in the form of insured credit default swap ("CDS") contracts, have been deemed to meet the definition of a derivative under GAAP, which requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value. GAAP requires companies to recognize freestanding or embedded derivatives relating to beneficial interests in securitized financial instruments.

        In general, the Company structures credit derivative transactions such that the circumstances giving rise to the Company's obligation to make loss payments is similar to that for financial guaranty contracts written in insurance form and only occurs as losses are realized on the underlying reference obligation. Nonetheless, credit derivative transactions are governed by International Swaps and Derivatives Association, Inc. ("ISDA") documentation and operate differently from financial guaranty

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

7. Credit Derivatives (Continued)

contracts written in insurance form. For example, the Company's control rights with respect to a reference obligation under a credit derivative may be more limited than when the Company issues a financial guaranty contract written in insurance form on a direct primary basis. In addition, while the Company's exposure under credit derivatives, like the Company's exposure under financial guaranty contracts written in insurance form, has been generally for as long as the reference obligation remains outstanding, unlike those contracts, a credit derivative may be terminated for a breach of the ISDA documentation or other specific events. If events of default or termination events specified in the credit derivative documentation were to occur, the non-defaulting or the non-affected party, which may be either the Company or the counterparty, depending upon the circumstances, may decide to terminate a credit derivative prior to maturity. The Company may be required to make a termination payment to its swap counterparty upon such termination.

        Some of the Company's CDS have rating triggers that allow certain CDS counterparties to terminate in the case of downgrades. If certain of its credit derivative contracts were terminated the Company could be required to make a termination payment as determined under the relevant documentation, although under certain documents, the Company may have the right to cure the termination event by posting collateral, assigning its rights and obligations in respect of the transactions to a third party or seeking a third party guaranty of the obligations of the Company. As of March 31, 2010 and December 31, 2009, if AGC's ratings were downgraded to levels between BBB or Baa2 and BB+ or Ba1, certain CDS counterparties could terminate certain CDS contracts covering approximately $6.0 billion par insured. The Company does not believe that it can accurately estimate the termination payments it could be required to make if, as a result of any such downgrade, a CDS counterparty terminated its CDS contracts with the Company. These payments could have a material adverse effect on the Company's liquidity and financial condition.

        Under a limited number of other CDS contracts, the Company may be required to post eligible securities as collateral—generally cash or U.S. government or agency securities. For certain of such contracts, this requirement is based on a mark-to-market valuation, as determined under the relevant documentation, in excess of contractual thresholds that decline if the Company's ratings decline. Under other contracts, the Company has negotiated caps such that the posting requirement cannot exceed a certain amount. As of March 31, 2010, without giving effect to thresholds that apply under current ratings, the amount of par that is subject to collateral posting is approximately $19.6 billion. Counterparties have agreed that for approximately $18.2 billion of that $19.6 billion, the maximum amount that the Company could be required to post at current ratings is $425 million; if AGC were downgraded to A- by S&P or A3 by Moody's, that maximum amount would be $475 million. As of March 31, 2010, the Company had posted approximately $648.5 million of collateral in respect of approximately $19.5 billion of par insured. The Company may be required to post additional collateral from time to time, depending on its ratings and on the market values of the transactions subject to collateral posting.

        Realized gains and other settlements on credit derivatives include credit derivative premiums received and receivable for credit protection the Company has sold under its insured CDS contracts, premiums paid and payable for credit protection the Company has purchased as well as any contractual claim losses paid and payable and received and receivable related to insured credit events under these

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

7. Credit Derivatives (Continued)

contracts, ceding commissions (expense) income and realized gains or losses related to their early termination.

        The following table disaggregates realized gains and other settlements on credit derivatives into its component parts for the three months ended March 31, 2010 and 2009:

Realized Gains and Other Settlements on Credit Derivatives

	Three Months Ended March 31,
	2010	2009
	(in thousands)
Net credit derivative premiums received and receivable	$18,719	$20,750
Ceding commissions received and receivable (paid and payable), net	1,997	2,219

Realized gains on credit derivatives	20,716	22,969
Net credit derivative losses (paid and payable) recovered and recoverable	(27,396)	—

Total realized gains and other settlements on credit derivatives	$(6,680)	$22,969

        Changes in unrealized gains and losses on credit derivatives are reflected in the consolidated statements of operations in "net unrealized gains (losses) on credit derivatives." Cumulative unrealized losses, determined on a contract by contract basis, are reflected as either net assets or net liabilities in the Company's consolidated balance sheets. Unrealized gains and losses resulting from changes in the fair value of credit derivatives occur because of changes in interest rates, credit spreads, the credit ratings of the referenced entities and the issuing company's own credit rating and other market factors. Except for estimated credit impairments, the unrealized gains and losses on credit derivatives will reduce to zero as the exposure approaches its maturity date.

        The Company determines the fair value of its credit derivative contracts primarily through modeling that uses various inputs to derive an estimate of the value of the Company's contracts in principal markets. See Note 8. Inputs include expected contractual life and credit spreads, based on observable market indices and on recent pricing for similar contracts. Credit spreads capture the impact of recovery rates and performance of underlying assets, among other factors, on these contracts. The Company's pricing model takes into account not only how credit spreads on risks that it assumes affect pricing, but also how the Company's own credit spread affects the pricing of its deals. If credit spreads of the underlying obligations change, the fair value of the related credit derivative changes. Market liquidity could also impact valuations of the underlying obligations.

        The impact of changes in credit spreads will vary based upon the volume, tenor, interest rates, and other market conditions at the time these fair values are determined. In addition, since each transaction has unique collateral and structure terms, the underlying change in fair value of each transaction may vary considerably. The fair value of credit derivative contracts also reflects the change in the Company's own credit cost based on the price to purchase credit protection on AGC. As of

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

7. Credit Derivatives (Continued)

March 31, 2010, the net credit liability included a reduction in the liability of $1.9 billion representing AGC's credit value adjustment. The Company determines its own credit risk based on quoted CDS prices traded on the Company at each balance sheet date. Historically, the price of CDS traded on AGC moves directionally the same as general market spreads, however in the First Quarter of 2010, AGC's CDS widened while the general market tightened. Generally, a widening of the CDS prices traded on AGC has an effect of offsetting unrealized losses that result from widening general market credit spreads, while a narrowing of the CDS prices traded on AGC has an effect of offsetting unrealized gains that result from narrowing general market credit spreads. An overall narrowing of spreads generally results in an unrealized gain on credit derivatives for the Company and an overall widening of spreads generally results in an unrealized loss for the Company.

Effect of Company's Credit Spread on Credit Derivatives Fair Value

	As of March 31, 2010	As of December 31, 2009
	(dollars in millions)
Quoted price of CDS contract (in basis points)	734	634
Fair value of CDS contracts:
Before considering implication of the Company's credit spreads	$(2,508.3)	$(2,630.2)
After considering implication of the Company's credit spreads	$(614.0)	$(824.7)

        As of March 31, 2010, AGC's credit spreads remained relatively wide compared to pre-2007 levels, as did general market spreads. The $2.5 billion liability as of March 31, 2010, which represents the fair value of CDS contracts before considering the implications of AGC's credit spreads, is a direct result of continued wide credit spreads in the fixed income security markets, and ratings downgrades. The asset classes that remain most affected, are the more recent vintages of Subprime RMBS and Alt-A deals, as well as trust- preferred securities. When looking at the First Quarter 2010, compared to the First Quarter 2009, there was tightening of general market spreads as well as a run-off in net par outstanding, resulting in a gain of approximately $121.9 million before taking into account AGC's credit spreads.

        During First Quarter 2009, the Company incurred net pre-tax unrealized losses on credit derivative contracts of $23.0 million. Of this amount, $1.9 billion was due to the widening of AGC's own credit spread from 1,775 basis points at December 31, 2008 to 3,847 basis points at March 31, 2009. As of March 31, 2009, the Company had a gain of $5.1 billion associated with the widening of AGC's credit spread to 3,847 basis points. Management believed that the widening of AGC's credit spread was due to the correlation between AGC's risk profile and that experienced by the broader financial markets and increased demand for credit protection against AGC as the result of its direct segment financial guarantee volume as well as the overall lack of liquidity in the CDS market. Offsetting the gain attributable to the significant increase in AGC's credit spread were declines in fixed income security market prices primarily attributable to widening spreads in certain markets as a result of the continued deterioration in credit markets and some credit rating downgrades, rather than from delinquencies or defaults on securities guaranteed by the Company. The higher credit spreads in the fixed income

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

7. Credit Derivatives (Continued)

security market were due to the recent lack of liquidity in the high yield CDOs and collateralized loan obligation ("CLOs") markets as well as continuing market concerns over the most recent vintages of subprime residential mortgage backed securities and commercial mortgage backed securities.

        The estimated remaining weighted average life of credit derivative exposure outstanding subject to derivative accounting rules was 7.7 years at March 31, 2010 and 8.0 years at December 31, 2009.

        The components of the Company's net par outstanding and change in unrealized gain (loss) on credit derivatives as of March 31, 2010 and December 31, 2009 and for the three months ended March 31, 2010 and 2009 are:

Net Par Outstanding on Credit Derivatives

	As of March 31, 2010				As of December 31, 2009
Asset Type	Original Subordination(1)	Current Subordination(1)	Net Par Outstanding	Weighted Average Credit Rating(2)	Original Subordination(1)	Current Subordination(1)	Net Par Outstanding	Weighted Average Credit Rating(2)
	(dollars in millions)
Financial Guaranty Direct:
Pooled corporate obligations:
CLOs/CBOs	35.5%	30.6%	$17,142	AAA	35.4%	30.2%	$17,312	AAA
Synthetic investment grade pooled corporate	30.0	29.7	1,647	AAA	30.0	29.4	1,647	AAA
Trust preferred securities	46.0	33.7	4,481	BB+	46.5	36.9	4,566	BB+
Market value CDOs of corporate obligations	37.0	37.7	3,115	AAA	38.8	39.0	3,002	AAA

Total pooled corporate obligations	37.2	31.9	26,385	AA+	37.4	32.3	26,527	AA+
U.S. RMBS:
Alt-A Option ARMs and Alt-A First Lien	20.3	21.0	4,200	BB-	20.3	22.0	4,320	BB
Subprime First Lien	27.5	57.6	3,695	A+	27.6	52.4	3,782	A+
Prime First Lien	10.9	10.5	451	B	10.9	11.1	467	BB
CES and HELOCs	0.0	19.1	12	AA	0.0	19.2	13	AA

Total U.S. RMBS	22.9	36.3	8,358	BBB-	22.9	34.6	8,582	BBB
Commercial mortgage-backed securities	28.6	31.2	5,782	AAA	28.5	30.9	5,844	AAA
Other	—	—	6,793	AA	—	—	7,255	AA

Total			$47,318	AA			$48,208	AA

(1)
Represents the sum of subordinate tranches and over-collateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

(2)
Based on the Company's internal rating, which is on a ratings scale similar to that used by the nationally recognized rating agencies.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

7. Credit Derivatives (Continued)

Change in Unrealized Gain (Loss) on Credit Derivatives

	Three Months Ended March 31,
Asset Type	2010	2009
	(in millions)
Pooled corporate obligations:
CLOs/CBOs	$1.0	$(62.4)
Synthetic investment grade pooled corporate	(0.8)	1.6
Trust preferred securities	23.3	61.1
Market value CDOs of corporate obligations	0.2	(5.8)
Commercial Real Estate	—	(1.8)
CDO of CDOs (corporate)	—	(0.7)

Total pooled corporate obligations	23.7	(8.0)
U.S. RMBS:
Alt-A Option ARMs and Alt-A First Lien	115.3	(40.2)
Subprime First lien	0.6	(3.3)
Prime first lien	11.9	(40.7)
CES and HELOCs	—	—

Total U.S. RMBS	127.8	(84.2)
Commercial mortgage-backed securities	8.0	(25.2)
Other	50.0	94.4

Total	$209.5	$(23.0)

        Corporate CLOs, synthetic pooled corporate obligations, market value CDOs, and TruPS, which comprise the Company's pooled corporate exposures, include all U.S. structured finance pooled corporate obligations and international pooled corporate obligations. U.S. RMBS are comprised of prime and subprime U.S. mortgage-backed and home equity securities. CMBS are comprised of commercial U.S. structured finance and commercial international mortgage backed securities. "Other" includes all other U.S. and international asset classes, such as commercial receivables, international infrastructure, international RMBS and home equity securities, and pooled infrastructure securities.

        The Company's exposure to pooled corporate obligations is highly diversified in terms of obligors and, except in the case of TruPS, industries. Most pooled corporate transactions are structured to limit exposure to any given obligor and industry. The majority of the Company's pooled corporate exposure in the financial guaranty direct segment consists of CLOs or synthetic pooled corporate obligations. Most of these direct CLOs have an average obligor size of less than 1% and typically restrict the maximum exposure to any one industry to approximately 10%. The Company's exposure also benefits from embedded credit enhancement in the transactions which allows a transaction to sustain a certain level of losses in the underlying collateral, further insulating the Company from industry specific concentrations of credit risk on these deals.

        The Company's TruPS CDO asset pools are generally less diversified by obligors and especially industries than the typical CLO asset pool. Also, the underlying collateral in TruPS CDOs consists

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

7. Credit Derivatives (Continued)

primarily of subordinated debt instruments such as TruPS issued by banks, real estate investment trusts ("REITs") and insurance companies, while CLOs typically contain primarily senior secured obligations. Finally, TruPS CDOs typically contain interest rate hedges that may complicate the cash flows. However, to mitigate these risks TruPS CDOs were typically structured with higher levels of embedded credit enhancement than typical CLOs.

        The Company's exposure to "Other" CDS contracts is also highly diversified. It includes $2.4 billion of exposure to four pooled infrastructure transactions comprised of diversified pools of international infrastructure project transactions and loans to regulated utilities. These pools were all structured with underlying credit enhancement sufficient for the Company to attach at super senior AAA levels. The remaining $4.4 billion of exposure in "Other" CDS contracts is comprised of numerous deals typically structured with significant underlying credit enhancement and spread across various asset classes, such as commercial receivables, international RMBS and home equity securities, infrastructure, regulated utilities and consumer receivables. Substantially all of this exposure is rated IG and the weighted average credit rating is AA.

        The unrealized gain for the three months ended March 31, 2010, on "Other" CDS contracts is primarily attributable to implied spreads narrowing on a film securitization transaction.

        With considerable volatility continuing in the market, unrealized gains (losses) on credit derivatives may fluctuate significantly in future periods.

        The following tables present additional details about the Company's unrealized gain or loss on credit derivatives associated with RMBS by vintage and asset type as of and for the three months ended March 31, 2010:

U.S. Residential Mortgage-Backed Securities

Vintage	Original Subordination(1)	Current Subordination(1)	Net Par Outstanding (in millions)	Weighted Average Credit Rating(2)	Three Months Ended March 31, 2010 Unrealized Gain (Loss) (in millions)
2004 and Prior	6.1%	20.3%	$134	A	$0.3
2005	26.8	58.9	2,694	AA-	1.4
2006	28.5	50.6	1,367	BBB	4.3
2007	19.2	18.2	4,163	B+	121.8
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—	—	—	—

Total	22.9%	36.3%	$8,358	BBB-	$127.8

(1)
Represents the sum of subordinate tranches and over-collateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

(2)
Represents the Company's internal rating, which is based on a rating scale similar to that used by the nationally recognized rating agencies.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

7. Credit Derivatives (Continued)

        The following table presents additional details about the Company's unrealized gain or loss on credit derivatives associated with commercial mortgage-backed securities by vintage as of and for the three months ended March 31, 2010:

Commercial Mortgage-Backed Securities

Vintage	Original Subordination(1)	Current Subordination(1)	Net Par Outstanding (in millions)	Weighted Average Credit Rating(2)	Three Months Ended March 31, 2010 Unrealized Gain (Loss) (in millions)
2004 and Prior	28.2%	43.0%	$614	AAA	$0.2
2005	17.6	24.9	514	AAA	0.3
2006	26.4	27.2	3,460	AAA	3.8
2007	41.1	41.4	1,194	AAA	3.7
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—	—	—	—

Total	28.6%	31.2%	$5,782	AAA	$8.0

(1)
Represents the sum of subordinate tranches and over-collateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

(2)
Represents the Company's internal rating, which is based on a rating scale similar to that used by the nationally recognized rating agencies.

        The following table summarizes the estimated change in fair values on the net balance of the Company's credit derivative positions assuming immediate parallel shifts in credit spreads on AGC and on the risks that it assumes:

	As of March 31, 2010
Credit Spreads	Estimated Net Fair Value (Pre-Tax)	Estimated Pre-Tax Change in Gain /(Loss)
	(in millions)
100% widening in spreads	$(1,587.2)	$(973.2)
50% widening in spreads	(1,100.6)	(486.6)
25% widening in spreads	(857.3)	(243.3)
10% widening in spreads	(711.3)	(97.3)
Base Scenario	(614.0)	—
10% narrowing in spreads	(547.3)	66.7
25% narrowing in spreads	(447.9)	166.1
50% narrowing in spreads	(281.6)	332.4

(1)
Includes the effects of spreads on both the underlying asset classes and the Company's own credit spread.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

7. Credit Derivatives (Continued)

        During First Quarter 2010, due to technical factors such as mismatched supply and demand for buyers and sellers of protection on AGC's credit spread, AGC's credit spread did not move in correlation with asset price changes experienced in the broader market. However, based upon historical data, and price shifts experienced as of the date of this filing, the Company believes that AGC's credit spreads continue to remain correlated with asset price changes experienced throughout the financial markets.

8. Fair Value of Financial Instruments

        The carrying amount and estimated fair value of financial instruments are presented in the following table:

Fair Value of Financial Instruments

	As of March 31, 2010		As of December 31, 2009
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in thousands)
Assets:
Fixed maturity securities	$2,139,060	$2,139,060	$2,045,211	$2,045,211
Short-term investments	580,018	580,018	802,567	802,567
Credit derivative assets	304,243	304,243	251,992	251,992
Committed capital securities, at fair value	5,408	5,408	3,987	3,987
Financial guaranty variable interest entities' assets	369,871	369,871	—	—
Liabilities:
Financial guaranty insurance contracts(1)	•	•	801,320	1,061,330
Note payable to affiliate	300,000	287,484	300,000	300,000
Credit derivative liabilities	918,255	918,255	1,076,726	1,076,726
Financial guaranty variable interest entities' liabilities with recourse	403,688	403,688	—	—
Financial guaranty variable interest entities' liabilities without recourse	14,674	14,674	—	—

(1)
Includes the balance sheet amounts related to financial guaranty insurance contract premiums and losses, net of reinsurance.

Background

        Fair value framework defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The price represents the price available in the principal market for the asset or liability. If there is no principal market, then the price is based on the market that maximizes the value received for an asset or minimizes the amount paid for a liability (i.e. the most advantageous market).

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

        A fair value hierarchy was also established based on whether the inputs to valuation techniques used to measure fair value are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's estimates of market assumptions. In accordance with GAAP, the fair value hierarchy prioritizes model inputs into three broad levels as follows:

        Level 1—Quoted prices for identical instruments in active markets.

        Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and observable inputs other than quoted prices, such as interest rates or yield curves and other inputs derived from or corroborated by observable market inputs.

        Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. This hierarchy requires the use of observable market data when available. Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation.

        An asset or liability's categorization within the fair value hierarchy is based on the lowest level of significant input to its valuation.

Financial Instruments Carried at Fair Value

        The measurement provision of the fair value framework applies to both amounts recorded in the Company's financial statements and to disclosures. Amounts recorded at fair value in the Company's financial statements on a recurring basis are included in the tables below.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

Fair Value Hierarchy of Financial Instruments
Recurring Basis
As of March 31, 2010

		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. government and agencies	$460.2	$—	$460.2	$—
Obligations of state and political subdivisions	1,029.3	—	1,029.3	—
Corporate securities	219.8	—	219.8	—
Mortgage-backed securities:
Residential mortgage-backed securities	186.2	—	154.8	31.4
Commercial mortgage-backed securities	78.2	—	78.2	—
Asset-backed securities	85.8	—	85.8	—
Foreign government securities	79.6	—	79.6	—

Total fixed maturity securities	2,139.1	—	2,107.7	31.4
Short-term investments	580.0	168.4	411.6	—
Credit derivative assets	304.2	—	—	304.2
Committed capital securities, at fair value	5.4	—	5.4	—
Financial guaranty variable interest entities' assets	369.9	—	—	369.9

Total assets	$3,398.6	$168.4	$2,524.7	$705.5

Liabilities:
Credit derivative liabilities	$918.3	$—	$—	$918.3
Financial guaranty variable interest entities' liabilities with recourse	403.7	—	—	403.7
Financial guaranty variable interest entities' liabilities without recourse	14.7	—	—	14.7

Total liabilities	$1,336.7	$—	$—	$1,336.7

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

Fair Value Hierarchy of Financial Instruments
Recurring Basis
As of December 31, 2009

		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. government and agencies	$451.5	$—	$451.5	$—
Obligations of state and political subdivisions	1,059.1	—	1,059.1	—
Corporate securities	183.3	—	183.3	—
Mortgage-backed securities:
Residential mortgage-backed securities	190.6	—	190.6	—
Commercial mortgage-backed securities	64.3	—	64.3	—
Asset-backed securities	16.7	—	16.7	—
Foreign government securities	79.7	—	79.7	—

Total fixed maturity securities	2,045.2	—	2,045.2	—
Short-term investments	802.6	43.2	759.4	—
Credit derivative assets	252.0	—	—	252.0
Committed capital securities, at fair value	4.0	—	4.0	—

Total assets	$3,103.8	$43.2	$2,808.6	$252.0

Liabilities:
Credit derivative liabilities	$1,076.7	$—	$—	$1,076.7

Total liabilities	$1,076.7	$—	$—	$1,076.7

Fixed Maturity Securities and Short-term Investments

        The fair value of bonds in the Investment Portfolio is generally based on quoted market prices received from third party pricing services or alternative pricing sources with reasonable levels of price transparency. Such quotes generally consider a variety of factors, including recent trades of the same and similar securities. If quoted market prices are not available, the valuation is based on pricing models that use dealer price quotations, price activity for traded securities with similar attributes and other relevant market factors as inputs, including security type, rating, vintage, tenor and its position in the capital structure of the issuer. The Company considers securities prices from pricing services, index providers or broker-dealers to be Level 2 in the fair value hierarchy. Prices determined based upon model processes are considered to be Level 3 in the fair value hierarchy. The Company used model processes to price four fixed maturity securities as of March 31, 2010 and these securities were classified as Level 3.

        Broker-dealer quotations obtained to price securities are generally considered to be indicative and are nonactionable (i.e. non-binding).

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

        The Company did not make any internal adjustments to prices provided by its third party pricing service.

Committed Capital Securities

        The fair value of committed capital securities (the "CCS Securities") represents the difference between the present value of remaining expected put option premium payments under AGC's CCS agreements and the value of such estimated payments based upon the quoted price for such premium payments as of the reporting dates. See Note 15. Changes in fair value of this financial instrument are included in the consolidated statements of operations. The significant market inputs used are observable, therefore, the Company classified this fair value measurement as Level 2.

Financial Guaranty Credit Derivatives Accounted for as Derivatives

        The Company's credit derivatives consist primarily of insured CDS contracts (see Note 7) most of which fall under derivative accounting guidance requiring fair value accounting through the consolidated statements of operations. The Company does not typically exit its credit derivative contracts, and there are no quoted prices for its instruments or for similar instruments. Observable inputs other than quoted market prices exist; however, these inputs reflect contracts that do not contain terms and conditions similar to the credit derivative contracts issued by the Company. Therefore, the valuation of credit derivative contracts requires the use of models that contain significant, unobservable inputs. The Company accordingly believes the credit derivative valuations are in Level 3 in the fair value hierarchy discussed above.

        The fair value of the Company's credit derivative contracts represents the difference between the present value of remaining expected net premiums the Company receives for the credit protection and the estimated present value of premiums that a comparable credit-worthy financial guarantor would hypothetically charge the Company for the same protection at the balance sheet date. The fair value of the Company's credit derivatives depends on a number of factors, including notional amount of the contract, expected term, credit spreads, changes in interest rates, the credit ratings of referenced entities, the Company's own credit risk and remaining contractual cash flows.

        Market conditions at March 31, 2010, were such that market prices of the Company's CDS contracts were not generally available. Where market prices were not available, the Company used proprietary valuation models that used both unobservable and observable market data inputs such as various market indices, credit spreads, the Company's own credit spread, and estimated contractual payments to estimate the portion of the fair value of its credit derivatives. These models are primarily developed internally based on market conventions for similar transactions.

        Management considers the non-standard terms of its credit derivative contracts in determining the fair value of these contracts. These terms differ from more standardized credit derivative contracts sold by companies outside the financial guaranty industry. The non-standard terms include the absence of collateral support agreements or immediate settlement provisions. In addition, the Company employs relatively high attachment points and does not exit derivatives it sells for credit protection purposes, except under specific circumstances such as novations upon exiting a line of business. Because of these terms and conditions, the fair value of the Company's credit derivatives may not reflect the same prices

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

observed in an actively traded market of credit derivatives that do not contain terms and conditions similar to those observed in the financial guaranty market. The Company's models and the related assumptions are continuously reevaluated by management and enhanced, as appropriate, based upon improvements in modeling techniques and availability of more timely and relevant market information.

        Remaining contractual cash flows are the most readily observable variables since they are based on the CDS contractual terms. These variables include (i) net premiums received and receivable on written credit derivative contracts, (ii) net premiums paid and payable on purchased contracts, (iii) losses paid and payable to credit derivative contract counterparties and (iv) losses recovered and recoverable on purchased contracts.

        Valuation models include management estimates and current market information. Management is also required to make assumptions on how the fair value of credit derivative instruments is affected by current market conditions. Management considers factors such as current prices charged for similar agreements, performance of underlying assets, life of the instrument, and credit derivative exposure ceded under reinsurance agreements, and the nature and extent of activity in the financial guaranty credit derivative marketplace. The assumptions that management uses to determine its fair value may change in the future due to market conditions. Due to the inherent uncertainties of the assumptions used in the valuation models to determine the fair value of these credit derivative products, actual experience may differ from the estimates reflected in the Company's consolidated financial statements and the differences may be material.

Assumptions and Inputs

        Listed below are various inputs and assumptions that are key to the establishment of the Company's fair value for CDS contracts.

        The key assumptions of the Company's internally developed model include the following:

  •
  Gross spread is the difference between the yield of a security paid by an issuer on an insured versus uninsured basis or, in the case of a CDS transaction, the difference between the yield and an index such as the London Interbank Offered Rate ("LIBOR"). Such pricing is well established by historical financial guaranty fees relative to capital market spreads as observed and executed in competitive markets, including in financial guaranty reinsurance and secondary market transactions.

  •
  Gross spread on a financial guaranty written in CDS form is allocated among:

  1.
  the profit the originator, usually an investment bank, realizes for putting the deal together and funding the transaction ("bank profit");

  2.
  premiums paid to the Company for the Company's credit protection provided ("net spread"); and

  3.
  the cost of CDS protection purchased on the Company by the originator to hedge their counterparty credit risk exposure to the Company ("hedge cost").

        The premium the Company receives is referred to as the "net spread." The Company's own credit risk is factored into the determination of net spread based on the impact of changes in the quoted

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

market price for credit protection bought on the Company, as reflected by quoted market prices on CDS referencing AGC. The cost to acquire CDS protection referencing AGC affects the amount of spread on CDS deals that the Company retains and, hence, their fair value. As the cost to acquire CDS protection referencing AGC increases, the amount of premium the Company retains on a deal generally decreases. As the cost to acquire CDS protection referencing AGC decreases, the amount of premium the Company retains on a deal generally increases. In the Company's valuation model, the premium the Company captures is not permitted to go below the minimum rate that the Company would currently charge to assume similar risks. This assumption can have the effect of mitigating the amount of unrealized gains that are recognized on certain CDS contracts.

        The Company determines the fair value of its CDS contracts by applying the net spread for the remaining duration of each contract to the notional value of its CDS contracts. To the extent available actual transactions executed in the accounting period are used to validate the model results and to explain the correlation between various market indices and indicative CDS market prices.

        The Company's fair value model inputs are gross spread, credit spreads on risks assumed and credit spreads on the Company's name.

        Gross spread is an input into the Company's fair value model that is used to ultimately determine the net spread a comparable financial guarantor would charge the Company to transfer risk at the reporting date. The Company's estimate of the fair value adjustment represents the difference between the estimated present value of premiums that a comparable financial guarantor would accept to assume the risk from the Company on the current reporting date, on terms identical to the original contracts written by the Company and at the contractual premium for each individual credit derivative contract. This is an observable input that the Company obtains for deals it has closed or bid on in the market place.

        The Company obtains credit spreads on risks assumed from market data sources published by third parties (e.g. dealer spread tables for the collateral similar to assets within the Company's transactions) as well as collateral-specific spreads provided by trustees or obtained from market sources. If observable market credit spreads are not available or reliable for the underlying reference obligations, then market indices are used that most closely resembles the underlying reference obligations, considering asset class, credit quality rating and maturity of the underlying reference obligations. As discussed previously, these indices are adjusted to reflect the non-standard terms of the Company's CDS contracts. Market sources determine credit spreads by reviewing new issuance pricing for specific asset classes and receiving price quotes from their trading desks for the specific asset in question. Management validates these quotes by cross-referencing quotes received from one market source against quotes received from another market source to ensure reasonableness. In addition, the Company compares the relative change in price quotes received from one quarter to another, with the relative change experienced by published market indices for a specific asset class. Collateral specific spreads obtained from third-party, independent market sources are un-published spread quotes from market participants and or market traders whom are not trustees. Management obtains this information as the result of direct communication with these sources as part of the valuation process.

        For credit spreads on the Company's name the Company obtains the quoted price of CDS contracts traded on AGC from market data sources published by third parties.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

Example

        The following is an example of how changes in gross spreads, the Company's own credit spread and the cost to buy protection on the Company affect the amount of premium the Company can demand for its credit protection. Scenario 1 represents the market conditions in effect on the transaction date and Scenario 2 represents market conditions at a subsequent reporting date.

	Scenario 1		Scenario 2
	bps	% of Total	bps	% of Total
Original gross spread/cash bond price (in bps)	185		500
Bank profit (in bps)	115	62%	50	10%
Hedge cost (in bps)	30	16	440	88
The Company premium received per annum (in bps)	40	22	10	2

        In Scenario 1, the gross spread is 185 basis points. The bank or deal originator captures 115 basis points of the original gross spread and hedges 10% of its exposure to AGC, when the CDS spread on AGC was 300 basis points (300 basis points × 10% = 30 basis points). Under this scenario the Company received premium of 40 basis points, or 22% of the gross spread.

        In Scenario 2, the gross spread is 500 basis points. The bank or deal originator captures 50 basis points of the original gross spread and hedges 25% of its exposure to AGC, when the CDS spread on AGC was 1,760 basis points (1,760 basis points × 25% = 440 basis points). Under this scenario the Company would receive premium of 10 basis points, or 2% of the gross spread.

        In this example, the contractual cash flows (the Company premium received per annum above) exceed the amount a market participant would require the Company to pay in today's market to accept its obligations under the CDS contract, thus resulting in an asset. This credit derivative asset is equal to the difference in premium rate discounted at the corresponding LIBOR over the weighted average remaining life of the contract. The expected future cash flows for the Company's credit derivatives were discounted at rates ranging from 1.0% to 4.5% at March 31, 2010. The expected future cash flows for the Company's credit derivatives were discounted at rates ranging from 1.0% to 4.5% at December 31, 2009.

        The Company corroborates the assumptions in its fair value model, including the amount of exposure to AGC hedged by its counterparties, with independent third parties each reporting period. The current level of AGC's own credit spread has resulted in the bank or deal originator hedging a significant portion of its exposure to AGC. This reduces the amount of contractual cash flows AGC can capture for selling its protection.

        The amount of premium a financial guaranty insurance market participant can demand is inversely related to the cost of credit protection on the insurance company as measured by market credit spreads. This is because the buyers of credit protection typically hedge a portion of their risk to the financial guarantor, due to the fact that contractual terms of financial guaranty insurance contracts typically do not require the posting of collateral by the guarantor. The widening of a financial guarantor's own credit spread increases the cost to buy credit protection on the guarantor, thereby reducing the amount of premium the guarantor can capture out of the gross spread on the deal. The extent of the hedge depends on the types of instruments insured and the current market conditions.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

        A credit derivative asset is the result of contractual cash flows on in-force deals in excess of what a hypothetical financial guarantor could receive if it sold protection on the same risk as of the current reporting date. If the Company were able to freely exchange these contracts (i.e., assuming its contracts did not contain proscriptions on transfer and there was a viable exchange market), it would be able to realize an asset representing the difference between the higher contractual premiums to which it is entitled and the current market premiums for a similar contract.

        Management does not believe there is an established market where financial guaranty insured credit derivatives are actively traded. The terms of the protection under an insured financial guaranty credit derivative do not, except for certain rare circumstances, allow the Company to exit its contracts. Management has determined that the exit market for the Company's credit derivatives is a hypothetical one based on its entry market. Management has tracked the historical pricing of the Company's deals to establish historical price points in the hypothetical market that are used in the fair value calculation.

        The following spread hierarchy is utilized in determining which source of spread to use, with the rule being to use CDS spreads where available. If not available, the Company either interpolates or extrapolates CDS spreads based on similar transactions or market indices.

  •
  Actual collateral specific credit spreads (if up-to-date and reliable market-based spreads are available, they are used).

  •
  Credit spreads are interpolated based upon market indices or deals priced or closed during a specific quarter within a specific asset class and specific rating.

  •
  Credit spreads provided by the counterparty of the CDS.

  •
  Credit spreads are extrapolated based upon transactions of similar asset classes, similar ratings, and similar time to maturity.

        Over time the data inputs can change as new sources become available or existing sources are discontinued or are no longer considered to be the most appropriate. It is the Company's objective to move to higher levels on the hierarchy whenever possible, but it is sometimes necessary to move to lower priority inputs because of discontinued data sources or management's assessment that the higher priority inputs are no longer considered to be representative of market spreads for a given type of collateral. This can happen, for example, if transaction volume changes such that a previously used spread index is no longer viewed as being reflective of current market levels.

Information by Credit Spread Type

	As of March 31, 2010	As of December 31, 2009
Based on actual collateral specific spreads	9%	9%
Based on market indices	81%	81%
Provided by the CDS counterparty	10%	10%

Total	100%	100%

        The Company interpolates a curve based on the historical relationship between premium the Company receives when a financial guaranty contract written in CDS form is closed to the daily closing

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

price of the market index related to the specific asset class and rating of the deal. This curve indicates expected credit spreads at each indicative level on the related market index. For specific transactions where no price quotes are available and credit spreads need to be extrapolated, an alternative transaction for which the Company has received a spread quote from one of the first three sources within the Company's spread hierarchy is chosen. This alternative transaction will be within the same asset class, have similar underlying assets, similar credit ratings, and similar time to maturity. The Company then calculates the percentage of relative spread change quarter over quarter for the alternative transaction. This percentage change is then applied to the historical credit spread of the transaction for which no price quote was received in order to calculate the transactions current spread. Counterparties determine credit spreads by reviewing new issuance pricing for specific asset classes and receiving price quotes from their trading desks for the specific asset in question. These quotes are validated by cross-referencing quotes received from one market source with those quotes received from another market source to ensure reasonableness. In addition, management compares the relative change experienced on published market indices for a specific asset class for reasonableness and accuracy.

Strengths and Weaknesses of Model

        The Company's credit derivative valuation model, like any financial model, has certain strengths and weaknesses.

        The primary strengths of the Company's CDS modeling techniques are:

  •
  The model takes account of transaction structure and the key drivers of market value. The transaction structure includes par insured, weighted average life, level of subordination and composition of collateral.

  •
  The model maximizes the use of market-driven inputs whenever they are available. The key inputs to the model are market-based spreads for the collateral, and the credit rating of referenced entities. These are viewed by the Company to be the key parameters that affect fair value of the transaction.

  •
  The Company is able to use actual transactions to validate its model results and to explain the correlation between various market indices and indicative CDS market prices. Management first attempts to compare modeled values to premiums on deals the Company received on new deals written within the reporting period. If no new transactions were written for a particular asset type in the period or if the number of transactions is not reflective of a representative sample, management compares modeled results to premium bids offered by the Company to provide credit protection on new transactions within the reporting period, the premium the Company has received on historical transactions to provide credit protection in net tight and wide credit environments and/or the premium on transactions closed by other financial guaranty insurance companies during the reporting period.

  •
  The model is a well-documented, consistent approach to valuing positions that minimizes subjectivity. The Company has developed a hierarchy for market-based spread inputs that helps mitigate the degree of subjectivity during periods of high illiquidity.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

        The primary weaknesses of the Company's CDS modeling techniques are:

  •
  There is no exit market or actual exit transactions. Therefore the Company's exit market is a hypothetical one based on the Company's entry market.

  •
  There is a very limited market in which to verify the fair values developed by the Company's model.

  •
  At March 31, 2010 and December 31, 2009, the markets for the inputs to the model were highly illiquid, which impacts their reliability. However, the Company employs various procedures to corroborate the reasonableness of quotes received and calculated by the Company's internal valuation model, including comparing to other quotes received on similarly structured transactions, observed spreads on structured products with comparable underlying assets and, on a selective basis when possible, through second independent quotes on the same reference obligation.

  •
  Due to the non-standard terms under which the Company enters into derivative contracts, the fair value of its credit derivatives may not reflect the same prices observed in an actively traded market of credit derivatives that do not contain terms and conditions similar to those observed in the financial guaranty market.

        Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. As of March 31, 2010 and December 31, 2009, these contracts are classified as Level 3 in the fair value hierarchy since there is reliance on at least one unobservable input deemed significant to the valuation model, most significantly the Company's estimate of the value of the non-standard terms and conditions of its credit derivative contracts and of the Company's current credit standing.

Fair Value Option on Financial Guaranty Variable Interest Entities' Assets and Liabilities

        The Company elected the Fair Value Option for financial guaranty variable interest entities ("VIE") assets and liabilities upon adopting the new accounting guidance on accounting for VIEs (see Note 19).

        The Company's financial guaranty VIEs issued securities collateralized by Alt-A second lien RMBS and other receivables. As the lowest level input that is significant to the fair value measurement of these securities in its entirety was a Level 3 input, we classified all such securities as Level 3 in the fair value hierarchy. The securities were priced with the assistance of an independent third-party using a discounted cash flow approach and the third-party's proprietary pricing models. The models to price the VIEs liabilities used, where appropriate, inputs such as estimated prepayment speeds; losses; recoveries; market values of the assets that collateralize the securities; estimated default rates (determined on the basis of an analysis of collateral attributes, historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); discount rates implied by market prices for similar securities; house price depreciation/appreciation rates based on macroeconomic forecasts and benefit from the Company's insurance policy guaranteeing the timely payment of principal and interest for the VIE tranches insured by the Company. Those VIE liabilities insured by the Company are considered to be with recourse, since the Company guarantees the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

payment of principal and interest regardless of the performance of the related VIE assets. Those VIE liabilities not insured by the Company are considered to be non-recourse, since the payment of principal and interest of these liabilities is wholly dependent on the performance of the VIE assets.

        The Company is not primarily liable for the debt obligations issued by the VIEs and would only be required to make payments on these debt obligations in the event that the issuer of such debt obligations defaults on any principal or interest due. The Company's creditors do not have any rights with regard to the assets of the VIEs.

        The Company determined the fair value of the VIE assets to using a similar methodology as described above with the exception that there was no benefit assigned to the value of the Company's financial guarantee, since the Company does not guarantee the performance of the underlying assets of the VIE.

        Changes in fair value of the financial guaranty VIE assets and liabilities are included in the consolidated statement of operations. Interest income on VIE assets is recognized when received and recorded in "variable interest entities' revenues" in the consolidated statements of operations. Except for credit impairment, the unrealized fair value adjustments related to the consolidated VIEs will reverse to zero over the terms of these financial instruments.

        The total unpaid principal balance for the VIE assets that were over 90 days or more past due was approximately $16.6 million. The change in the instrument-specific credit risk of the VIE assets was a loss of approximately $36.1 million for the quarter ended March 31, 2010. The difference between the aggregate unpaid principal and aggregate fair value of the VIE liabilities was approximately $264.5 million at March 31, 2010.

Financial Instruments Carried at Fair Value on a Non-recurring Basis

Level 3 Instruments

        The table below presents a rollforward of the Company's financial instruments whose fair value included significant unobservable inputs (Level 3) during the three months ended March 31, 2010 and 2009. There were no significant transfers between Level 1 and Level 2 financial assets during the period.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

Fair Value Level 3 Rollforward

				Three Months Ended March 31, 2010
				Total Pre-tax Realized/ Unrealized Gains/(Losses)(1) Recorded in:						Change in Unrealized Gains/(Losses) Related to Financial Instruments Held at March 31, 2010
	Fair Value at December 31, 2009	Adoption of New Accounting Guidance	Fair Value at January 1, 2010	Net Income (Loss)		Other Comprehensive Income (Loss)	Purchases, Issuances, Settlements, net	Transfers in and/or out of Level 3	Fair Value at March 31, 2010
	(in thousands)
Investment portfolio	$—	$—	$—	$(96	)(2)	$679	$2,434	$28,428	$31,445	$679
Financial guaranty VIE assets		348,324	348,324	27,048	(3)	—	(5,501)	—	369,871	31,877
Credit derivative asset (liability), net(4)	(824,734)	—	(824,734)	202,776	(5)	—	7,946	—	(614,012)	(1,396)
Financial guaranty VIE liabilities with recourse		(390,274)	(390,274)	(16,478	)(3)	—	3,064	—	(403,688)	(18,567)
Financial guaranty VIE liabilities without recourse		(18,055)	(18,055)	944	(3)	—	2,437	—	(14,674)	(2,783)

Fair Value Level 3 Rollforward

		Three Months Ended March 31, 2009
								Change in Unrealized Gains/(Losses) Related to Financial Instruments Held at March 31, 2009
		Total Pre-tax Realized/ Unrealized Gains/(Losses)(1) Recorded in:
	Fair Value at December 31, 2008				Purchases, Issuances, Settlements, net	Transfers in and/or out of Level 3	Fair Value at March 31, 2009
		Net Income (Loss)		Other Comprehensive Income (Loss)
	(in thousands)
Credit derivative asset (liability), net(5)	$(341,546)	$(54	)(5)	$—	$(28,351)	$—	$(369,951)	$22,873

(1)
Realized and unrealized gains (losses) from changes in values of Level 3 financial instruments represent gains (losses) from changes in values of those financial instruments only for the periods in which the instruments were classified as Level 3.

(2)
Included in net investment income.

(3)
Included in financial guaranty variable interest entities revenues or expenses.

(4)
Represents net position of credit derivatives. The consolidated balance sheet presents gross assets and liabilities based on net counterparty exposure.

(5)
Reported in net change in fair value of credit derivatives.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

8. Fair Value of Financial Instruments (Continued)

Unearned Premium Reserve

        The fair value of the Company's unearned premium reserve was based on management's estimate of what a similarly rated financial guaranty insurance company would demand to acquire the Company's in-force book of financial guaranty insurance business. This amount was based on the pricing assumptions management has observed in recent portfolio transfers that have occurred in the financial guaranty market and included adjustments to the carrying value of unearned premium reserve for stressed losses and ceding commissions. The significant inputs for stressed losses and ceding commissions were not readily observable inputs. The Company accordingly classified this fair value measurement as Level 3.

Note Payable to Affiliate

        The fair value of the Company's note payable to affiliate is determined by calculating the effect of changes in U.S. Treasury yield at the end of reporting period and the appropriate credit spread for similar debt instruments. The significant market inputs are observable, therefore, the Company classified this fair value measurement as Level 2.

9. Investment Portfolio

        The following table summarizes the Company's aggregate investment portfolio:

Investment Portfolio by Security Type

	As of March 31, 2010
Investments Category	Percent of Total(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	AOCI on Securities with OTTI(2)	Weighted Average of Credit Quality
		(dollars in thousands)
Fixed maturity securities
U.S. government and agencies	17%	$451,226	$9,015	$(85)	$460,156	—	AAA
Obligations of state and political subdivisions	37	992,470	39,764	(2,964)	1,029,270	—	AA
Corporate securities	8	215,867	4,276	(375)	219,768	—	A+
Mortgage-backed securities(2):
Residential mortgage-backed securities	7	191,040	1,102	(5,935)	186,207	2,998	A+
Commercial mortgage-backed securities	3	76,414	2,049	(235)	78,228	235	AA+
Asset-backed securities	3	85,635	176	(3)	85,808	—	AAA
Foreign government securities	3	75,831	3,887	(95)	79,623	—	AA+

Total fixed maturity securities	78	2,088,483	60,270	(9,692)	2,139,060	3,233	AA
Short-term investments	22	580,018	—	—	580,018	—	AA+

Total investments	100%	$2,668,501	$60,270	$(9,692)	$2,719,078	$3,233	AA+

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

9. Investment Portfolio (Continued)

	As of December 31, 2009
Investments Category	Percent of Total(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	AOCI on Securities with OTTI(2)	Weighted Average of Credit Quality
		(dollars in thousands)
Fixed maturity securities
U.S. government and agencies	16%	$445,714	$6,590	$(776)	$451,528	—	AAA
Obligations of state and political subdivisions	36	1,018,185	44,738	(3,868)	1,059,055	—	AA
Corporate securities	6	182,153	3,004	(1,869)	183,288	—	A+
Mortgage-backed securities(2):
Residential mortgage-backed securities	7	197,558	—	(6,993)	190,565	539	AA-
Commercial mortgage-backed securities	2	65,173	771	(1,602)	64,342	1,183	AA+
Asset-backed securities	1	16,827	—	(75)	16,752	—	AAA
Foreign government securities	3	77,096	2,851	(266)	79,681	—	AAA

Total fixed maturity securities	71	2,002,706	57,954	(15,449)	2,045,211	1,722	AA
Short-term investments	29	802,567	—	—	802,567	—	AAA

Total investments	100%	$2,805,273	$57,954	$(15,449)	$2,847,778	$1,722	AA+

(1)
Based on amortized cost.

(2)
As of March 31, 2010 and December 31, 2009, respectively, approximately 55% and 61% of the Company's total mortgage backed securities were government agency obligations.

        Ratings in the table above represent the lower of the Moody's and S&P classifications. The Company's portfolio is comprised primarily of high-quality, liquid instruments. The Company continues to receive sufficient information to value its investments and has not had to modify its valuation approach due to the current market conditions.

        The amortized cost and estimated fair value of available-for-sale fixed maturity securities as of March 31, 2010, are shown below, by contractual maturity. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

9. Investment Portfolio (Continued)

Distribution of Fixed-Maturity Securities in the Investment Portfolio
by Contractual Maturity

	As of March 31, 2010
	Amortized Cost	Estimated Fair Value
	(in thousands)
Due within one year	$7,923	$8,107
Due after one year through five years	727,410	738,469
Due after five years through ten years	291,864	307,375
Due after ten years	793,832	820,674
Mortgage-backed securities:
Residential mortgage-backed securities	191,040	186,207
Commercial mortgage-backed securities	76,414	78,228

Total	$2,088,483	$2,139,060

        Proceeds from the sale of available-for-sale fixed maturity securities were $54.1 million and $135.4 million for the three months ended March 31, 2010 and 2009, respectively.

Net Investment Income

	Three Months Ended March 31,
	2010	2009
	(in thousands)
Income from fixed maturity securities	$19,897	$19,197
Income from short-term investments	231	519

Gross investment income	20,128	19,716
Investment expenses	(569)	(415)

Net investment income	$19,559	$19,301

        Under agreements with its cedants and in accordance with statutory requirements, the Company maintains fixed maturity securities in trust accounts of $8.0 million as of March 31, 2010 and December 31, 2009, for the benefit of reinsured companies and for the protection of policyholders.

        Under certain derivative contracts, the Company is required to post eligible securities as collateral, generally cash or U.S. government or agency securities. The need to post collateral under these transactions is generally based on mark-to-market valuation in excess of contractual thresholds. The fair market value of the Company's pledged securities totaled $648.5 million and $648.7 million as of March 31, 2010 and December 31, 2009, respectively.

        The Company is not exposed to significant concentrations of credit risk within its investment portfolio.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

9. Investment Portfolio (Continued)

        No material investments of the Company were non-income producing for the three months ended March 31, 2010 and 2009, respectively.

Other-Than Temporary Impairment

        The credit loss component of the amortized cost of fixed maturity securities for which the Company has recognized OTTI and where the portion of the fair value adjustment related to other factors was recognized in other comprehensive income ("OCI") was $1.6 million at March 31, 2010 and December 31, 2009.

        As of March 31, 2010, OCI included an after-tax loss of $2.1 million for securities for which the Company had recognized OTTI and a gain of $35.0 million for securities for which the Company had not recognized OTTI. As of December 31, 2009, OCI included an after-tax loss of $1.1 million for securities for which the Company had recognized OTTI and a gain of $28.7 million for securities for which the Company had not recognized OTTI.

        The following tables summarize, for all securities in an unrealized loss position as of March 31, 2010 and December 31, 2009, the aggregate fair value and gross unrealized loss by length of time the amounts have continuously been in an unrealized loss position.

Gross Unrealized Loss by Length of Time

	As of March 31, 2010
	Less than 12 months		12 months or more		Total
	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss
	(dollars in millions)
U.S. government and agencies	$22.1	$(0.1)	$—	$—	$22.1	$(0.1)
Obligations of state and political subdivisions	91.7	(1.1)	43.0	(1.9)	134.7	(3.0)
Corporate securities	58.0	(0.3)	1.4	(0.1)	59.4	(0.4)
Mortgage-backed securities:
Residential mortgage-backed securities	148.3	(5.9)	—	—	148.3	(5.9)
Commercial mortgage-backed securities	6.3	(0.2)	—	—	6.3	(0.2)
Asset-backed securities	3.6	—	—	—	3.6	—
Foreign government securities	12.9	(0.1)	—	—	12.9	(0.1)

Total	$342.9	$(7.7)	$44.4	$(2.0)	$387.3	$(9.7)

Number of securities		49		8		57

Number of securities with OTTI		3		—		3

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

9. Investment Portfolio (Continued)

	As of December 31, 2009
	Less than 12 months		12 months or more		Total
	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss
	(dollars in millions)
U.S. government and agencies	$96.7	$(0.8)	$—	$—	$96.7	$(0.8)
Obligations of state and political subdivisions	111.5	(1.7)	48.8	(2.2)	160.3	(3.9)
Corporate securities	121.6	(1.7)	1.7	(0.2)	123.3	(1.9)
Mortgage-backed securities:
Residential mortgage-backed securities	183.7	(7.0)	—	—	183.7	(7.0)
Commercial mortgage-backed securities	23.0	(1.1)	12.0	(0.5)	35.0	(1.6)
Asset-backed securities	16.6	(0.1)	—	—	16.6	(0.1)
Foreign government securities	24.0	(0.2)	—	—	24.0	(0.2)

Total	$577.1	$(12.6)	$62.5	$(2.9)	$639.6	$(15.5)

Number of securities		80		12		92

Number of securities with OTTI		5		—		5

        Of the securities in an unrealized loss position for 12 months or more as of March 31, 2010, none had an unrealized loss greater than 10% of book value.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

9. Investment Portfolio (Continued)

Net Realized Investment Gains (Losses)

	Three Months Ended March 31,
	2010	2009
	(in thousands)
Gains on investment portfolio	$3,164	$6,203
Losses on investment portfolio	(323)	(3,456)
OTTI	—	(2,509)

Net realized investment (losses) gains on investment portfolio	$2,841	$238

10. Income Taxes

        AGC files as part of a consolidated federal income tax return with its shareholder, Assured Guaranty US Holdings Inc. ("AGUS") and its U.S taxpaying subsidiaries. Each company, as a member of its respective consolidated tax return group, has paid its proportionate share of the consolidated federal tax burden for its group as if each company filed on a separate return basis with current period credit for net losses.

        The effective rate for First Quarter 2010 and First Quarter 2009 was 33.5% and 29.4%, respectively. The change in the effective tax rate from year to year is primarily due to a higher portion of pre-tax income in First Quarter 2010.

Taxation of Subsidiary

        AGC and AGUK are subject to income taxes imposed by U.S. and U.K. authorities and file applicable tax returns.

        The Internal Revenue Service ("IRS") has completed audits of AGC's federal tax returns for taxable years through 2001. The IRS is currently reviewing tax years 2002 through the date of the IPO. The Company is indemnified by ACE Financial Services Inc. for any potential tax liability associated with the tax examination as it relates to years prior to the IPO. The IRS has commenced an audit of AGUS consolidated group for tax years 2006 through 2008.

Tax Treatment of CDS

        The Company treats the guaranty it provides on CDS as insurance contracts for tax purposes and as such a taxable loss does not occur until the Company expects to make a loss payment to the buyer of credit protection based upon the occurrence of one or more specified credit events with respect to the contractually referenced obligation or entity. The Company holds its CDS to maturity, at which time any unrealized mark to market loss in excess of credit- related losses would revert to zero.

        The tax treatment of CDS is an unsettled area of the law. The uncertainty relates to the IRS determination of the income or potential loss associated with CDS as either subject to capital gain (loss) or ordinary income (loss) treatment. In treating CDS as insurance contracts the Company treats both the receipt of premium and payment of losses as ordinary income and believes it is more likely

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

10. Income Taxes (Continued)

than not that any CDS credit related losses will be treated as ordinary by the IRS. To the extent the IRS takes the view that the losses are capital losses in the future and the Company incurred actual losses associated with the CDS, the Company would need sufficient taxable income of the same character within the carryback and carryforward period available under the tax law.

Valuation Allowance

        As of March 31, 2010 and December 31, 2009, net deferred tax assets were $179.9 million and $241.8 million, respectively. The March 31, 2010, deferred tax asset of $179.9 million consists primarily of $118.7 million in mark to market adjustments for CDS, offset by net deferred tax liabilities. The December 31, 2009, deferred tax asset of $241.8 million consists primarily of $205.0 million in mark to market adjustments for CDS, offset by net deferred tax liabilities.

        The Company came to the conclusion that it is more likely than not that its deferred tax asset related to CDS will be fully realized after weighing all positive and negative evidence available as required under GAAP. The evidence that was considered included the following:

Negative Evidence

  •
  Although the Company believes that income or losses for these CDSs are properly characterized for tax purposes as ordinary, the federal tax treatment is an unsettled area of tax law, as noted above.

  •
  Changes in the fair value of CDS have resulted in significant swings in the Company's net income in recent periods. Changes in the fair value of CDS in future periods could result in the U.S. consolidated tax group having a pre-tax loss under GAAP. Although not recognized for tax, this loss could result in a cumulative three year pre-tax loss, which is considered significant negative evidence for the recoverability of a deferred tax asset under GAAP.

Positive Evidence

  •
  The mark-to-market loss on CDS is not considered a tax event, and therefore no taxable loss has occurred.

  •
  After analysis of the current tax law on CDS the Company believes it is more likely than not that the CDS will be treated as ordinary income or loss for tax purposes.

  •
  Assuming a hypothetical loss were triggered for the amount of deferred tax asset, there would be enough taxable income through future income to offset it as follows:

  (a)
  The amortization of the tax-basis unearned premium reserve of $876 million as of March 31, 2010, as well as the collection of future installment premiums of contracts already written the Company believes will result in significant taxable income in the future.

  (b)
  Although the Company has a significant tax exempt portfolio, this can be converted to taxable securities as permitted as a tax planning strategy under GAAP.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

10. Income Taxes (Continued)

    (c)
    The mark-to-market loss is reflective of market valuations and will change from quarter to quarter. It is not indicative of the Company's ability to enter new business. The Company writes and continues to write new business which will increase the amortization of unearned premium and investment portfolio resulting in expected taxable income in future periods.

        After examining all of the available positive and negative evidence, the Company believes that no valuation allowance is necessary in connection with this deferred tax asset. The Company will continue to analyze the need for a valuation allowance on a quarter-to-quarter basis.

11. Reinsurance

        The Company assumes and cedes portions of its exposure on insured obligations in exchange for premiums, net of ceding commissions. Assumed business is included in the reinsurance segment, net of retrocessions (i.e. the ceded portion of assumed risks). The direct segment is reported net of third party cessions of its direct financial guaranty business.

        The Company enters into ceded reinsurance agreements with non-affiliated companies to limit its exposure to risk on an on-going basis. In the event that any of the reinsurers are unable to meet their obligations, the Company would be liable for such defaulted amounts.

        Direct, assumed, and ceded premium and loss and LAE amounts for the three months ended March 31, 2010 and 2009 were as follows:

	Three Months Ended March 31,
	2010	2009
	(in thousands)
Premiums Written
Direct	$26,617	$140,080
Assumed	(318)	94,513
Ceded	(6,095)	(72,186)

Net	$20,204	$162,407

Premiums Earned
Direct	$33,575	$105,854
Assumed	7,471	9,856
Ceded	(11,556)	(47,985)

Net	$29,490	$67,725

Loss and Loss Adjustment Expenses
Direct	$40,804	$15,066
Assumed	6,366	7,930
Ceded	(12,646)	(1,614)

Net	$34,524	$21,382

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

11. Reinsurance (Continued)

        The Company's reinsurance contracts generally allow the Company to recapture ceded business after certain triggering events, such as reinsurer downgrades. Included in the table below is $16.9 billion in ceded par outstanding related to insured credit derivatives.

Ceded Par Outstanding by Reinsurer and Ratings

	Ratings at May 20, 2010
				Ceded Par Outstanding as a % of Total
Reinsurer	Moody's Reinsurer Rating	S&P Reinsurer Rating	Ceded Par Outstanding
	(dollars in millions)
Affiliated Companies(1)	A1	AA	$45,681	92.5%
Non-Affiliated Companies:
RAM Reinsurance Co. Ltd.	WR	WR	3,151	6.4
MBIA Insurance Corporation	B3	BB+	211	0.4
Radian Asset Assurance Inc. ("Radian")	Ba1	BB-	176	0.4
Ambac Assurance Corporation	Caa2	R	109	0.2
Other	Various	Various	40	0.1

Non-Affiliated Companies			3,687	7.5

Total			$49,368	100.0%

(1)
Assured Guaranty Re Ltd. and its subsidiaries ("AG Re") are affiliates of AGC.

(2)
Represents "Withdrawn Rating."

Ceded Par Outstanding by Reinsurer and Credit Rating
As of March 31, 2010

	Credit Rating
Reinsurer	Super Senior	AAA	AA	A	BBB	BIG	Total
	(in millions)
Affiliated Companies	$3,146	$6,122	$6,733	$19,200	$7,409	$3,071	$45,681
RAM Reinsurance Co. Ltd.	319	1,391	188	515	444	294	3,151
MBIA Insurance Corporation	—	—	110	101	—	—	211
Radian	—	—	—	176	—	—	176
Ambac Assurance Corporation	—	—	—	109	—	—	109
Other	—	—	1	—	39	—	40

Total	$3,465	$7,513	$7,032	$20,101	$7,892	$3,365	$49,368

        Reinsurance recoverable on unpaid losses and LAE as of March 31, 2010 and December 31, 2009 were $54.6 million and $50.7 million, respectively.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

11. Reinsurance (Continued)

Agreement with CIFG Assurance North America, Inc.

        AGC entered into an agreement with CIFG Assurance North America Inc. ("CIFG") to assume a diversified portfolio of financial guaranty contracts totaling approximately $13.3 billion of net par outstanding. The Company closed the transaction in January 2009 and received $75.6 million, which included $85.7 million of upfront premiums net of ceding commissions, and approximately $12.2 million of future installments related to this transaction.

        After a review of the facts, AGC notified CIFG on May 10, 2010, that AGC has determined that $83.3 million of Xenia, Iowa, Rural Water District 2006 revenue bonds are not covered policies under the reinsurance agreement and returned to CIFG approximately $0.3 million, representing upfront premiums net of ceding commissions retained by CIFG for such financial guaranty contract. CIFG has disputed this determination.

12. Dividends and Capital Requirements

        AGC is a Maryland domiciled insurance company. Under Maryland's 1993 revised insurance law, AGC may pay dividends out of earned surplus in any twelve-month period in an aggregate amount exceeding the lesser of (a) 10% of surplus to policyholders or (b) net investment income at the preceding December 31, 2009 (including net investment income which has not already been paid out as dividends for the three calendar years prior to the preceding calendar year) without prior approval of the Maryland Commissioner of Insurance. As of March 31, 2010, the amount available for distribution from the Company during 2010 with notice to, but without prior approval of, the Maryland Commissioner of Insurance under the Maryland insurance law is approximately $108.0 million. During the three months ended March 31, 2010, AGC declared and paid $15.0 million in dividends to AGUS. AGC did not declare or pay dividends during three months ended March 31, 2009. Under Maryland insurance regulations, AGC is required at all times to maintain a minimum capital stock of $1.5 million and minimum surplus as regards policyholders of $1.5 million.

13. Commitments and Contingencies

Litigation

        Lawsuits arise in the ordinary course of the Company's business. It is the opinion of the Company's management, based upon the information available, that the expected outcome of litigation against the Company, individually or in the aggregate, will not have a material adverse effect on the Company's financial position or liquidity, although an adverse resolution of litigation against the Company could have a material adverse effect on the Company's results of operations in a particular quarter or fiscal year. In addition, in the ordinary course of its business, either AGC or AGUK may assert claims in legal proceedings against third parties to recover losses paid in prior periods. The amounts, if any, AGC or AGUK will recover in these proceedings are uncertain, although recoveries, or failure to obtain recoveries, in any one or more of these proceedings during any quarter or fiscal year could be material to the Company's results of operations in that particular quarter or fiscal year.

        The Company has received subpoenas duces tecum and interrogatories from the State of Connecticut Attorney General and the Attorney General of the State of California related to antitrust concerns associated with the methodologies used by rating agencies for determining the credit rating of

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

13. Commitments and Contingencies (Continued)

municipal debt, including a proposal by Moody's to assign corporate equivalent ratings to municipal obligations, and the Company's communications with rating agencies. The Company has satisfied or is in the process of satisfying such requests. It may receive additional inquiries from these or other regulators and expects to provide additional information to such regulators regarding their inquiries in the future.

        AGM, which became an affiliate of the Company on July 1, 2009, and various other financial guarantors were named in three complaints filed in the Superior Court, San Francisco County in December 2008 and January 2009 by the following plaintiffs: (a) City of Los Angeles, acting by and through the Department of Water and Power; (b) Sacramento Municipal Utility District; and (c) City of Sacramento. On or about August 31, 2009, plaintiffs in these cases filed amended complaints against AGC and AGM. At the same time, AGC and AGM were named in five amended complaints and three new complaints by the following plaintiffs: (a) City of Los Angeles; (b) City of Oakland; (c) City of Riverside; (d) City of Stockton; (e) County of Alameda; (f) County of Contra Costa; (g) County of San Mateo; and (h) Los Angeles World Airports.

        These complaints allege (i) participation in a conspiracy in violation of California's antitrust laws to maintain a dual credit rating scale that misstated the credit default risk of municipal bond issuers and created market demand for municipal bond insurance, (ii) participation in risky financial transactions in other lines of business that damaged each bond insurer's financial condition (thereby undermining the value of each of their guaranties), and (iii) a failure to adequately disclose the impact of those transactions on their financial condition. These latter allegations form the predicate for five separate causes of action against AGC: breach of contract, breach of the covenant of good faith and fair dealing, fraud, negligence, and negligent misrepresentation. The complaints in these lawsuits generally seek unspecified monetary damages, interest, attorneys' fees, costs and other expenses. At a hearing on March 1, 2010, the Court on its own motion struck all of the plaintiffs' complaints with leave to amend. The Court instructed plaintiffs to file one consolidated complaint on May 7, 2010. On May 6, 2010, plaintiffs requested and received an extension until May 28, 2010, to file the consolidated complaint. The Company cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits.

Reinsurance

        The Company is party to reinsurance agreements with other monoline financial guaranty insurance companies. The Company's facultative and treaty agreements are generally subject to termination:

  (a)
  upon written notice (ranging from 90 to 120 days) prior to the specified deadline for renewal,

  (b)
  at the option of the primary insurer if the Company fails to maintain certain financial, regulatory and rating agency criteria which are equivalent to or more stringent than those the Company is otherwise required to maintain for its own compliance with state mandated insurance laws and to maintain a specified financial strength rating for the particular insurance subsidiary, or

  (c)
  upon certain changes of control of the Company.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

13. Commitments and Contingencies (Continued)

        Upon termination under the conditions set forth in (b) and (c) above, the Company may be required (under some of its reinsurance agreements) to return to the primary insurer all statutory unearned premiums, less ceding commissions, attributable to reinsurance ceded pursuant to such agreements after which the Company would be released from liability with respect to the ceded business. Upon the occurrence of the conditions set forth in (b) above, whether or not an agreement is terminated, the Company may be required to obtain a letter of credit or alternative form of security to collateralize its obligation to perform under such agreement or it may be obligated to increase the level of ceding commission paid. See Note 11.

14. Summary of Relationships with Monolines

        The tables below summarize the exposure to each financial guaranty monoline insurer by exposure category and the underlying ratings of the Company's insured risks.

Summary of Relationships with Monolines

	As of March 31, 2010
	Insured Portfolios
	Assumed Par Outstanding	Ceded Par Outstanding	Second-to-Pay Insured Par Outstanding	Investment Portfolio
	(in millions)
Affiliated Companies	$—	$45,681	$—	$—
RAM Reinsurance Co. Ltd.	—	3,151	—	—
MBIA Insurance Corporation	8,214	211	1,997	161.9
Radian	—	176	1	—
CIFG	6,117	—	109	—
Ambac Assurance Corporation	2,851	109	2,370	150.5
Financial Guaranty Insurance Company	642	—	1,553	5.5
Syncora Guarantee Inc. ("Syncora")	86	—	971	—
ACA Financial Guaranty Corporation	2	37	1	—
Multiple owner	321	—	1,553	—

Total	$18,233	$49,365	8,555	$317.9

        Assumed par outstanding represents the amount of par assumed by the Company from other monolines. Under these relationships, the Company assumes a portion of the ceding company's insured risk in exchange for a premium. The Company may be exposed to risk in this portfolio in that the Company may be required to pay losses without a corresponding premium in circumstances where the ceding company is experiencing financial distress and is unable to pay premiums.

        Ceded par outstanding represents the portion of insured risk ceded to other reinsurers. Under these relationships, the Company cedes a portion of its insured risk in exchange for a premium paid to the reinsurer. The Company remains primarily liable for all risks it directly underwrites and is required to pay all gross claims. It then seeks reimbursement from the reinsurer for its proportionate share of claims. The Company may be exposed to risk for this exposure if were required to pay the gross claims

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

14. Summary of Relationships with Monolines (Continued)

and not be able to collect ceded claims from an assuming company experiencing financial distress. A number of the financial guaranty insurers to which the Company has ceded par has experienced financial distress and been downgraded by the rating agencies as a result. In addition, state insurance regulators have intervened with respect to some of these insurers. For example, Syncora was ordered by the New York Insurance Department in April 2009 to suspend payment of claims and undertake a comprehensive restructuring to remediate its policyholders' surplus deficit and restore its minimum surplus to policyholders. On April 12, 2010, Syncora announced that although it had closed the outstanding transaction that formed part of the restructuring, it was still prohibited by the New York Insurance Department from paying claims because it is currently faced with significant short-term liquidity and surplus issues. More recently, Ambac announced that at the request of the Office of the Commissioner of Insurance of the State of Wisconsin, it had established a segregated account for certain of its liabilities related to credit derivatives, RMBS and other structured finance and public finance transactions and that in conjunction therewith, the Office of the Commissioner of Insurance of the State of Wisconsin has commenced rehabilitation proceedings with respect to liabilities contained in the segregated account in order to facilitate an orderly run-off and/or settlement of those liabilities. In accordance with statutory accounting requirements and U.S. insurance laws and regulations, in order for the Company to receive credit for liabilities ceded to reinsurers domiciled outside of the U.S., such reinsurers must secure their liabilities to the Company. Most of the unauthorized reinsurers in the table above post collateral for the benefit of the Company in an amount at least equal to the sum of their ceded unearned premiums reserve, loss reserves and contingency reserves calculated on a statutory basis of accounting. In the case of CIFG, included in "Other," and Radian, which are authorized reinsurers and, therefore, are not required to post security, their collateral equals or exceeds their ceded statutory loss reserves. Collateral may be in the form of letters of credit or trust accounts.

        Second-to-pay insured par outstanding represents transactions we have insured on a second-to-pay basis that were previously insured by other monolines. The Company underwrites such transactions based on the underlying insured obligation without regard to the primary insurer.

        Securities within the Investment Portfolio that are wrapped by monolines may decline in value based on the rating of the monoline.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

14. Summary of Relationships with Monolines (Continued)

        The table below presents the insured par outstanding categorized by rating as of March 31, 2010:

Second-to-Pay Insured Par Outstanding
As of March 31, 2010

	Public Finance					Structured Finance
	AAA	AA	A	BBB	BIG	AAA	AA	A	BBB	BIG	Total
	(in millions)
MBIA Insurance Corporation	$47	$247	$1,083	$231	$—	$—	$74	$37	$274	$4	$1,997
Radian	—	—	—	1	—	—	—	—	—	—	1
CIFG	—	4	40	65	—	—	—	—	—	—	109
Ambac Assurance Corporation	18	380	620	740	—	32	3	262	110	205	2,370
Financial Guaranty Insurance Company	—	47	91	298	—	773	170	151	23	—	1,553
Syncora	—	—	234	177	—	—	159	94	244	63	971
ACA Financial Guaranty Corporation	—	—	—	1	—	—	—	—	—	—	1
Multiple owner	678	3	872	—	—	—	—	—	—	—	1,553

Total	$743	$681	$2,940	$1,513	$—	$805	$406	$544	$651	$272	$8,555

(1)
Assured Guaranty's internal rating.

15. Note Payable to Affiliate and Credit Facilities

Note Payable to Affiliate

        On December 18, 2009, AGC issued a surplus note with a principal amount of $300.0 million to Assured Guaranty Municipal Corp. This Note Payable to Affiliate carries a simple interest rate of 5.0% per annum and matures on December 31, 2029. Principal is payable at the option of AGC prior to the final maturity of the note in 2029 and interest is payable on the note annually in arrears as of December 31st of each year, commencing December 31, 2010. Payments of principal and interest are subject to AGC having policyholders' surplus in excess of statutory minimum requirements after such payment and to prior written approval by the Maryland Insurance Administration. No amounts were due for payment in First Quarter 2010.

Credit Facilities

2006 Credit Facility

        On November 6, 2006, AGL and certain of its subsidiaries entered into a $300.0 million five-year unsecured revolving credit facility (the "2006 Credit Facility") with a syndicate of banks. Under the 2006 Credit Facility, each of AGC, AGUK, AG Re, Assured Guaranty Re Overseas Ltd. ("AGRO") and AGL are entitled to request the banks to make loans to such borrower or to request that letters of credit be issued for the account of such borrower. Of the $300.0 million available to be borrowed, no more than $100.0 million may be borrowed by AGL, AG Re or AGRO, individually or in the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

15. Note Payable to Affiliate and Credit Facilities (Continued)

aggregate, and no more than $20.0 million may be borrowed by AGUK. The stated amount of all outstanding letters of credit and the amount of all unpaid drawings in respect of all letters of credit cannot, in the aggregate, exceed $100.0 million. The 2006 Credit Facility also provides that AGL may request that the commitment of the banks be increased an additional $100.0 million up to a maximum aggregate amount of $400.0 million. Any such incremental commitment increase is subject to certain conditions provided in the agreement and must be for at least $25.0 million.

        The proceeds of the loans and letters of credit are to be used for the working capital and other general corporate purposes of the borrowers and to support reinsurance transactions.

        At the closing of the 2006 Credit Facility, AGC guaranteed the obligations of AGUK under the facility and AGL guaranteed the obligations of AG Re and AGRO under the facility and agreed that, if the Company consolidated assets (as defined in the related credit agreement) of AGC and its subsidiaries were to fall below $1.2 billion, it would, within 15 days, guarantee the obligations of AGC and AGUK under the facility. At the same time, Assured Guaranty Overseas US Holdings Inc. guaranteed the obligations of AGL, AG Re and AGRO under the facility, and each of AG Re and AGRO guaranteed the other as well as AGL.

        The 2006 Credit Facility's financial covenants require that AGL:

  (a)
  maintain a minimum net worth of 75% of the Consolidated Net Worth of Assured Guaranty as of June 30, 2009 (calculated as if the acquisition of AGMH had been consummated on such date); and

  (b)
  maintain a maximum debt-to-capital ratio of 30%.

        In addition, the 2006 Credit Facility requires that AGC maintain qualified statutory capital of at least 75% of its statutory capital as of the fiscal quarter ended June 30, 2006. Furthermore, the 2006 Credit Facility contains restrictions on AGL and its subsidiaries, including, among other things, in respect of their ability to incur debt, permit liens, become liable in respect of guaranties, make loans or investments, pay dividends or make distributions, dissolve or become party to a merger, consolidation or acquisition, dispose of assets or enter into affiliate transactions. Most of these restrictions are subject to certain minimum thresholds and exceptions. The 2006 Credit Facility has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control and cross-default to other debt agreements. A default by one borrower will give rise to a right of the lenders to terminate the facility and accelerate all amounts then outstanding. As of March 31, 2010 and December 31, 2009, Assured Guaranty was in compliance with all of the financial covenants.

        As of March 31, 2010 and December 31, 2009, no amounts were outstanding under this facility. There have not been any borrowings under the 2006 Credit Facility.

        Letters of credit totaling approximately $2.9 million remained outstanding as of March 31, 2010 and December 31, 2009. The Company obtained the letters of credit in connection with entering into a lease for new office space in 2008, which space was subsequently sublet.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

15. Note Payable to Affiliate and Credit Facilities (Continued)

Committed Capital Securities

Committed Capital Securities

	Three Months Ended March 31,
	2010	2009
	(in thousands)
Put option premium (expense)	$(1,478)	$(1,400)
Change in fair value	1,421	19,666

AGC CCS Securities

        On April 8, 2005, AGC entered into separate agreements (the "Put Agreements") with four custodial trusts (each, a "Custodial Trust") pursuant to which AGC may, at its option, cause each of the Custodial Trusts to purchase up to $50.0 million of perpetual preferred stock of AGC (the "AGC Preferred Stock"). The custodial trusts were created as a vehicle for providing capital support to AGC by allowing AGC to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put option. If the put options were exercised, AGC would receive $200.0 million in return for the issuance of its own perpetual preferred stock, the proceeds of which may be used for any purpose, including the payment of claims. The put options have not been exercised through the date of this filing. Initially, all of AGC CCS Securities were issued to a special purpose pass-through trust (the "Pass-Through Trust"). The Pass-Through Trust was dissolved in April 2008 and the AGC CCS Securities were distributed to the holders of the Pass-Through Trust's securities. Neither the Pass-Through Trust nor the custodial trusts are consolidated in the Company's financial statements.

        Income distributions on the Pass-Through Trust Securities and AGC CCS Securities were equal to an annualized rate of one-month LIBOR plus 110 basis points for all periods ending on or prior to April 8, 2008. Following dissolution of the Pass-Through Trust, distributions on the AGC CCS Securities are determined pursuant to an auction process. On April 7, 2008, this auction process failed, thereby increasing the annualized rate on the AGC CCS Securities to One-Month LIBOR plus 250 basis points. Distributions on the AGC preferred stock will be determined pursuant to the same process.

        The increase in First Quarter 2010 compared with First Quarter 2009 was due to the increase in annualized rates from One-Month LIBOR plus 110 basis points to One-Month LIBOR plus 250 basis points as a result of the failed auction process in April 2008. These expenses are recorded in the Company's consolidated statements of operations under "other operating expenses".

        Fair value of AGC CCS Securities was $5.4 million and $4.0 million as of March 31, 2010 and December 31, 2009, respectively.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

16. Employee Benefit Plans

Share-Based Compensation

Share-Based Compensation Summary

	Three Months Ended March 31,
	2010	2009
	(in millions)
Share-based compensation cost, before the effects of deferred acquisition costs, pre tax	$2.7	$2.2
Share-based compensation cost, before the effects of deferred acquisition costs, after tax	1.8	1.5
Share based compensation expense for retirement-eligible employees, pre-tax	1.5	0.6
Share based compensation expense for retirement-eligible employees, after-tax	1.0	0.4

Cash-Based Compensation

Performance Retention Plan

	Three Months Ended March 31,
	2010	2009
	(in millions)
Performance Retention Plan expense, pre-tax	$4.2	$2.2
Performance Retention Plan expense, after-tax	2.7	1.4
Performance Retention Plan expense for retirement-eligible employees, pre-tax	1.3	1.5

17. Other Income and Other Operating Expenses

        The following tables show the components of "other income" and segregate the components of operating expense not considered in underwriting gains (losses) in the segment disclosures in Note 18.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

17. Other Income and Other Operating Expenses (Continued)

Other Income

	Three Months Ended March 31,
	2010	2009
	(in thousands)
Foreign exchange gain on revaluation of premium receivable	$(2,535)	$—
Other	391	652

Other income included in underwriting gain (loss)	(2,162)	652
SERP(1)	627	—

Other income	$(1,535)	$652

Other Operating Expenses

	Three Months Ended March 31,
	2010	2010
	(in thousands)
Other operating expenses	$28,254	$16,591
Less: CCS premium expense	1,478	1,400
Less: other charges	1,678	—
Less: SERP	627	—

Other operating expenses included in underwriting gain (loss)	$24,471	$15,191

(1)
Supplemental executive retirement plan ("SERP") assets are held to defease the Company's plan obligations. The changes in fair value may vary significantly from period to period. Increases or decreases in the fair value of the assets are recorded in "other income" and are primarily offset by like changes in the fair value of the related liability, which are recorded in "other operating expenses".

18. Segment Reporting

        The Company has two principal business segments:

  (1)
  financial guaranty direct, which includes transactions whereby the Company provides an unconditional and irrevocable guaranty that indemnifies the holder of a financial obligation against non-payment of principal and interest when due, and may take the form of a credit derivative; and

  (2)
  financial guaranty reinsurance, which includes agreements whereby the Company is a reinsurer and agrees to indemnify a primary insurance company against part or all of the loss which the latter may sustain under a policy it has issued.

        Other includes lines of business in which the Company no longer active. The Company does not segregate assets and liabilities at a segment level since management reviews and controls these assets

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

18. Segment Reporting (Continued)

and liabilities on a consolidated basis. The Company allocates operating expenses to each segment based on a comprehensive cost study and is based on departmental time estimates and headcount.

        The Company manages its business without regard to accounting requirements to consolidate certain VIEs. As a result, underwriting gain or loss includes results of operations as if consolidated VIEs were accounted for as insurance.

        The following tables summarize the components of underwriting gain (loss) for each reporting segment:

Underwriting Gain (Loss) by Segment

	Three Months Ended March 31, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Other	Total
	(in millions)
Net earned premiums	$23.4	$6.1	$—	$29.5
Realized gain on credit derivatives(1)	20.6	0.1	—	20.7
Other income	(1.3)	(0.9)	—	(2.2)
Loss and loss adjustment (expenses) recoveries	(28.1)	(6.4)	—	(34.5)
Incurred losses on credit derivatives	(64.2)	(0.4)	—	(64.6)
Amortization of deferred acquisition costs	(3.9)	(0.2)	—	(4.1)
Other operating expenses	(23.0)	(1.5)	—	(24.5)

Underwriting gain (loss)	$(76.5)	(3.2)	$—	(79.7)

	Three Months Ended March 31, 2009
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Other	Total
	(in millions)
Net earned premiums	$60.2	$7.5	$—	$67.7
Realized gain on credit derivatives(1)	23.0	—	—	23.0
Other income	0.6	0.1	—	0.7
Loss and loss adjustment (expenses) recoveries	(24.1)	2.7	—	(21.4)
Incurred losses on credit derivatives	(1.1)	—	—	(1.1)
Amortization of deferred acquisition costs	3.8	(3.5)	—	0.3
Other operating expenses	(13.2)	(2.0)	—	(15.2)

Underwriting gain (loss)	$49.2	$4.8	$—	$54.0

(1)
Comprised of premiums and ceding commissions.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

18. Segment Reporting (Continued)

Reconciliation of Underwriting Gain (Loss)
to Income (Loss) before Income Taxes

	Three Months Ended March 31,
	2010	2009
	(in millions)
Total underwriting gain (loss)	$(79.7)	$54.0
Net investment income	19.6	19.3
Net realized investment gains (losses)	2.8	0.2
Unrealized gains (losses) on credit derivatives, excluding incurred losses on credit derivatives	246.7	(21.9)
Fair value (loss) gain on committed capital securities	1.4	19.7
Financial guaranty VIE net revenues and expenses	11.5	—
Other income	0.6	—
Interest expense	(3.8)	—
Other operating expenses	(3.7)	(1.4)

Income (loss) before provision for income taxes	$195.4	$69.9

19. Consolidation of VIEs

        The Company has exposure to VIEs through the issuance of financial guaranty insurance contracts that typically ensure for the timely payment of principal and interest to the holders of VIE debt. As part of the terms of its insurance contracts, at the outset of a contract the Company obtains certain protective rights over the control of a VIE based upon the occurrence of certain trigger events, such as deal performance or servicer or collateral manager financial health. At deal inception, the Company typically is not deemed to be have control of a VIE, however, once a trigger event occurs the Company's control of the VIE typically increases.

        Under accounting rules previously in effect, the Company determined whether it is the primary beneficiary (i.e., the variable interest holder required to consolidate a VIE) of a VIE by first performing a qualitative analysis of the VIE that includes, among other factors, its capital structure, contractual terms, which variable interests create or absorb variability, related party relationships and the design of the VIE. The Company performed a quantitative analysis when qualitative analysis was not conclusive.

        The new accounting guidance requires the Company to perform an analysis to determine whether its variable interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both 1) the power to direct the activities of a VIE that most significantly impact the entity's economic performance; and 2) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. Additionally, this new accounting guidance requires an ongoing reassessment of whether the Company is the primary beneficiary of a VIE. The adoption of this new accounting guidance resulted in no greater rights or benefits to the Company.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

19. Consolidation of VIEs (Continued)

        Pursuant to the new accounting guidance, the Company evaluated its power to direct the significant activities that most significantly impact the economic performance of VIEs that have debt obligations insured by the Company and, accordingly, where the Company is obligated to absorb VIE losses that could potentially be significant to the VIE. The Company determined that it is the primary beneficiary of three VIEs based on the assessment of its control rights over servicer or collateral manager replacement, given that servicing/managing collateral were deemed to be the VIEs' most significant activities. The Company is not primarily liable for the debt obligations issued by the VIEs and would only be required to make payments on these debt obligations in the event that the issuer of such debt obligations defaults on any principal or interest due. The Company's creditors do not have any rights with regard to the assets of the VIEs.

        The table below shows the carrying value of the consolidated VIE assets and liabilities in the Company's unaudited interim consolidated financial statements, segregated by the types of assets held by VIEs that collateralize their respective debt obligations:

Consolidated VIEs

	As of March 31, 2010
	Assets	Liabilities
	(in thousands)
Alt-A Second liens	$83,176	$131,667
Life insurance	286,695	286,695

Total	$369,871	$418,362

        The table below shows the revenues and expenses of the consolidated VIEs:

Three Months Ended March 31, 2010
(in thousands)
Revenues:
Financial guaranty variable interest entities' revenues:
Interest income	$5,501
Net realized and unrealized gains (losses) on assets	21,547

Financial guaranty variable interest entities' revenues	$27,048

Expenses:
Financial guaranty variable interest entities' expenses:
Interest expense	$2,362
Net realized and unrealized losses (gains) on liabilities with recourse	13,414
Net realized and unrealized (gains) losses on liabilities without recourse	(3,381)
Other expenses	3,139

Financial guaranty variable interest entities' expenses	$15,534

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2010

19. Consolidation of VIEs (Continued)

        The financial reports of the consolidated VIEs are prepared by outside parties and are not available within the time constraints that the Company requires to ensure the financial accuracy of the operating results. As such, the financial results of the three VIEs are consolidated on a one quarter lag.

        The new accounting guidance mandates the accounting changes prescribed by the statement to be recognized by the Company as a cumulative effect adjustment to retained earnings as of January 1, 2010. The cumulative effect of adopting the new accounting guidance was a $39.0 million after-tax decrease to the opening retained earnings balance due to the consolidation of three VIEs at fair value. The impact of adopting the new accounting guidance on the Company's balance sheet was as follows:

	As of December 31, 2009	Transition Adjustment	As of January 1, 2010
	(in thousands)
ASSETS:
Deferred tax asset, net	$241,796	$21,002	$262,798
Financial guaranty variable interest entities' assets	—	348,324	348,324
Total assets	4,499,810	369,326	4,869,136
LIABILITIES AND SHAREHOLDER'S EQUITY:
Financial guaranty variable interest entities' liabilities with recourse	—	390,274	390,274
Financial guaranty variable interest entities' liabilities without recourse	—	18,055	18,055
Total liabilities	3,273,593	408,329	3,681,922
Retained earnings	153,738	(39,003)	114,735
Total shareholder's equity	1,226,217	(39,003)	1,187,214
Total liabilities and shareholder's equity	4,499,810	369,326	4,869,136

Non-Consolidated VIEs

        To date, the results of qualitative and quantitative analyses have indicated that the Company does not have a majority of the variability in any other VIEs and, as a result, are not consolidated in the Company's unaudited interim consolidated financial statements. The Company's exposure provided through its financial guaranties with respect to debt obligations of non-consolidated SPEs is included within net par outstanding in Note 4.

QuickLinks

  Exhibit 99.4
Assured Guaranty Corp. Consolidated Balance Sheets (Unaudited) (dollars in thousands except per share and share amounts)
Assured Guaranty Corp. Consolidated Statements of Operations (Unaudited) (in thousands)
Assured Guaranty Corp. Consolidated Statement of Comprehensive Income (Unaudited) (in thousands)
Assured Guaranty Corp. Consolidated Statements of Shareholder's Equity (Unaudited) For the Three Months Ended March 31, 2010 (in thousands)
Assured Guaranty Corp. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
Assured Guaranty Corp. Notes to Consolidated Financial Statements (Unaudited) March 31, 2010
Summary of Public Finance Insured Portfolio
Summary of Structured Finance Insured Portfolio
Financial Guaranty Insurance BIG Exposure on U.S. RMBS Policies
Financial Guaranty Insurance BIG Exposure on U.S. RMBS Policies
Expected Collections of Gross Premiums Receivable, Net of Ceding Commissions(1)
Gross Premium Receivable, Net of Ceding Commissions Roll Forward(1)
Selected Information for Policies Paid in Installments
Net Earned Premiums
Expected Financial Guaranty Net Present Value Earned Premium and Present Value Net Loss to be Expensed
Financial Guaranty Insurance Net Expected Loss and Loss Adjustment Expense Rollforward By Sector(1)
Financial Guaranty BIG Transaction Loss Summary March 31, 2010
Financial Guaranty BIG Transaction Loss Summary December 31, 2009
Loss and Loss Adjustment Expense Reserves, Net of Reinsurance
Summary of Recoverables Recorded as Salvage and Subrogation
Loss and Loss Adjustment Expenses (Recoveries) By Type
Net Losses Paid on Financial Guaranty Insurance Contracts
Key Assumptions in Base Case Expected Loss Estimates Second Lien RMBS
First Lien U.S. RMBS Future Repurchase of Ineligible Loans
Realized Gains and Other Settlements on Credit Derivatives
Effect of Company's Credit Spread on Credit Derivatives Fair Value
Net Par Outstanding on Credit Derivatives
Change in Unrealized Gain (Loss) on Credit Derivatives
U.S. Residential Mortgage-Backed Securities
Commercial Mortgage-Backed Securities
Fair Value of Financial Instruments
Fair Value Hierarchy of Financial Instruments Recurring Basis As of March 31, 2010
Fair Value Hierarchy of Financial Instruments Recurring Basis As of December 31, 2009
Information by Credit Spread Type
Fair Value Level 3 Rollforward
Fair Value Level 3 Rollforward
Investment Portfolio by Security Type
Distribution of Fixed-Maturity Securities in the Investment Portfolio by Contractual Maturity
Net Investment Income
Gross Unrealized Loss by Length of Time
Net Realized Investment Gains (Losses)
Ceded Par Outstanding by Reinsurer and Ratings
Ceded Par Outstanding by Reinsurer and Credit Rating As of March 31, 2010
Summary of Relationships with Monolines
Second-to-Pay Insured Par Outstanding As of March 31, 2010
Committed Capital Securities
Share-Based Compensation Summary
Other Income
Other Operating Expenses
Underwriting Gain (Loss) by Segment
Reconciliation of Underwriting Gain (Loss) to Income (Loss) before Income Taxes
Consolidated VIEs